UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Warner Chilcott Public Limited Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 6, 2012

Dear Shareholder:

You are cordially invited to attend Warner Chilcott Public Limited Company’s 2012 Annual General Meeting of Shareholders (the “Annual Meeting”). The meeting will be held on Tuesday, May 8, 2012, at 8:00 a.m. (local time), at The K Club, Straffan, Co. Kildare, Ireland.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual General Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the Annual Meeting. After reading the enclosed Notice and Proxy Statement, please submit your proxy or voting instructions. If you attend the Annual Meeting in person, you may revoke your proxy and vote your shares in person.

Only shareholders and persons holding proxies from shareholders may attend the Annual Meeting. If you are planning to attend the Annual Meeting in person, because of security procedures, you will need to register in advance to gain admission to the Annual Meeting. You can register by checking the appropriate box indicating whether or not you will attend on the enclosed proxy card. All shareholders of record on March 12, 2012 are invited to attend the Annual Meeting. No ticket is required for admission.

In addition to registering in advance, you will be required to present valid government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If your shares are registered in your name, you should bring a form of photo identification to the Annual Meeting. If your shares are held in the name of a bank, broker, trustee, custodian or other nominee (“street name”), you will need to bring a proxy or letter from that bank, broker, trustee, custodian or other nominee that confirms that you are the beneficial owner of those shares, together with a form of photo identification.

I look forward to greeting those of you who are able to attend.

Sincerely,

Roger M. Boissonneault

Chief Executive Officer, President and Director

The Company’s Proxy Statement is dated April 6, 2012, and is first being mailed to shareholders on or about April 6, 2012.

YOUR VOTE IS IMPORTANT

Holders of record must vote in accordance with the instructions listed on the enclosed proxy card. In order to ensure their representation at the Annual Meeting, holders of record may submit a proxy by telephone, via the Internet or by completing, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid, return-addressed envelope (to which no postage need be affixed if mailed in the United States). Beneficial holders whose shares are held in the name of a nominee must vote in accordance with the voting instructions given to them by their bank, broker, trustee, custodian or other nominee. Such beneficial holders may be eligible to submit a proxy electronically or by telephone.

Warner Chilcott Public Limited Company

Registered in Ireland No. 471506

1 Grand Canal Square,

Docklands,

Dublin 2, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2012

The Annual General Meeting of Shareholders (the “Annual Meeting”) of Warner Chilcott Public Limited Company (the “Company”) will be held on Tuesday, May 8, 2012, at 8:00 a.m. (local time). The meeting will take place at The K Club, Straffan, Co. Kildare, Ireland.

The purposes of the Annual Meeting are:

1.	To elect, by separate resolutions, as Class III Directors to serve on the board of directors until the Annual General Meeting in 2015 or until their successors are duly elected and qualified, the following four individuals, whose terms expire at this Annual Meeting and, being eligible, offer themselves for re-election:

a)	James H. Bloem;

b)	Roger M. Boissonneault;

c)	John A. King, Ph.D.; and

d)	Patrick J. O’Sullivan;

2.	To approve the appointment of the firm of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2012 and to authorize the board of directors to determine the auditors’ remuneration;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.	To receive the Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2011 and the reports of the directors and auditors thereon; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. None of the proposals requires the approval of any other proposal to become effective. The close of business on March 12, 2012 is the record date for determining shareholders entitled to vote at the Annual Meeting. Only holders of the Company’s ordinary shares, par value $0.01 per share (the “ordinary shares”), as of the record date are entitled to notice of and to vote on some or all of the matters listed in this Notice of Annual General Meeting of Shareholders. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices at 1 Grand Canal Square, Docklands, Dublin 2, Ireland.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Holders of record may submit a proxy via the Internet, by telephone or by signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid, return-addressed reply envelope. Holders of record must vote in accordance with the instructions listed on the proxy card. Beneficial holders whose shares are held in the name of a nominee must vote in accordance with the voting instructions given them by their bank, broker, trustee, custodian or other nominee. Such holders may be eligible to submit a proxy electronically or by telephone. Shareholders may revoke a previously delivered proxy prior to the Annual Meeting in the manner described in the Proxy Statement. Any holder of record who is present at the Annual Meeting may vote in person instead of by proxy, thereby canceling any previous proxy. If you are a holder of record entitled to attend and vote, then you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy is not required to be a shareholder of the Company. A shareholder wishing to name any person other than the individuals specified on the proxy card as his or her proxy holder may do so by crossing out the names of the designated proxy holders specified on the proxy card and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the shareholder to sign the proxy card and deliver it to the Company in accordance with the instructions on the enclosed proxy card, with a copy to the person named as his or her proxy holder, and for the person so named to be present to vote at the Annual Meeting.

Please note that if shareholders plan to attend the Annual Meeting in person, they will need to register in advance to be admitted. Holders of record can register in advance by checking the appropriate box on their proxy card. The Annual Meeting will start promptly at 8:00 a.m. (local time).

In addition to registering in advance, shareholders will be required to present a valid government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. Holders of record, whose shares are registered in their name, should bring a form of photo identification to the Annual Meeting. Beneficial holders, whose shares are held in the name of a bank, broker, trustee, custodian or other nominee (“street name”), will need to bring a proxy or letter from that bank, broker, trustee, custodian or other nominee that confirms that such holder is the beneficial owner of those shares, together with a valid form of photo identification. Holders of record will be verified against an official list. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of March 12, 2012.

BY ORDER OF THE BOARD OF DIRECTORS

Izumi Hara

Senior Vice President, General Counsel and Secretary

Dublin, Ireland

April 6, 2012

WARNER CHILCOTT PUBLIC LIMITED COMPANY

i

ii

WARNER CHILCOTT PUBLIC LIMITED COMPANY

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

ANNUAL MEETING MATTERS

These proxy materials are provided in connection with the solicitation of proxies by the board of directors of Warner Chilcott Public Limited Company (the “Company”) for the Company’s 2012 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 8:00 a.m. (local time) on Tuesday, May 8, 2012, at The K Club, Straffan, Co. Kildare, Ireland.

General Information About Voting

General

This Proxy Statement has information about the Annual Meeting and was prepared by our management for our board of directors. This Proxy Statement and the Company’s Annual Report on Form 10-K and our Chief Executive Officer’s annual “Letter to Our Shareholders” (together, the “Annual Report”) are first being mailed to shareholders on or around April 6, 2012. The Proxy Statement, the Company’s Annual Report and the Company’s Irish Statutory Accounts are available online at www.proxyvote.com.

Redomestication

On August 20, 2009, the redomestication of the Company from Bermuda to Ireland became effective, and each holder of Warner Chilcott Limited’s outstanding Class A common shares, par value $0.01 per share, received ordinary shares, par value $0.01 per share, of Warner Chilcott Public Limited Company on a one-for-one basis. As a result of the transaction, Warner Chilcott Public Limited Company, a public limited company incorporated and tax resident in Ireland, became the ultimate public holding company of the Warner Chilcott group. On August 21, 2009, the shares of Warner Chilcott Public Limited Company began trading on The NASDAQ Global Market (“NASDAQ”) under the symbol “WCRX,” the same symbol under which Warner Chilcott Limited’s shares previously traded.

References in this Proxy Statement to “we,” “our” or the “Company” refer to Warner Chilcott Limited and/or its subsidiaries prior to the effective time of the redomestication and to Warner Chilcott Public Limited Company and/or its subsidiaries since the effective time of the redomestication. In addition, references in this Proxy Statement to “ordinary shares” refer to Warner Chilcott Limited’s Class A common shares, par value $0.01 per share, prior to the effective time of the redomestication and to Warner Chilcott Public Limited Company’s ordinary shares, par value $0.01 per share, since the effective time of the redomestication.

Purpose of the meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual General Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Who can vote?

Our ordinary shares are listed on NASDAQ under the symbol “WCRX.” The outstanding shares of the Company at March 12, 2012 consisted of 249,964,640 ordinary shares. Each shareholder of record at the close of business on March 12, 2012 is entitled to receive notice of the Annual Meeting. If our records show that you owned the shares on the record date, March 12, 2012, you are entitled to one (1) vote for each ordinary share you held.

How do I vote if I am a beneficial holder whose shares are held in “street name” through a bank, broker, trustee, custodian or other nominee?

If your shares are held in the name of your bank, broker, trustee, custodian or other nominee, that party should give you instructions for voting your shares. Such beneficial holders may be eligible to submit a proxy electronically or by telephone. The instructions set forth below apply to record holders only and not to those whose shares are held in the name of a nominee.

How do I vote if I am a holder of record whose shares are registered in my name?

If you are a holder of record entitled to attend and vote, then you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy is not required to be a shareholder of the Company. Follow the instructions on the enclosed proxy card for each proposal to be considered at the Annual Meeting. You may submit a proxy via the Internet or by telephone or by signing and dating the proxy card and mailing it in the enclosed postage-paid, return-addressed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote in the manner set forth below:

1.	FOR the election of James H. Bloem, the director nominee listed in Proposal No. 1A;

2.	FOR the election of Roger M. Boissonneault, the director nominee listed in Proposal No. 1B;

3.	FOR the election of John A. King, Ph.D., the director nominee listed in Proposal No. 1C;

4.	FOR the election of Patrick J. O’Sullivan, the director nominee listed in Proposal No. 1D;

5.	FOR the approval of the appointment of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2012, and to authorize the board of directors to determine the auditors’ remuneration as described in Proposal No. 2;

6.	FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (as defined in “Compensation Discussion and Analysis”) as described in Proposal No. 3; and

7.	In the manner that the proxy holders deem appropriate for any other proposal to be considered at the Annual Meeting.

The proxy holders for the shareholders are any of Roger M. Boissonneault, Izumi Hara and Paul Herendeen. A shareholder wishing to name any person other than the individuals specified on the proxy card as his or her proxy holder may do so by crossing out the names of the designated proxy holders specified on the proxy card and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the shareholder to sign the proxy card and deliver it to the Company in accordance with the instructions on the enclosed proxy card, with a copy to the person named as his or her proxy holder, and for the person so named to be present to vote at the Annual Meeting.

May I vote in person at the Annual Meeting?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you may attend the Annual Meeting and vote your shares in person. If you are a holder of record whose shares are registered in your name and you wish to vote at the Annual Meeting, written ballots will be available at the Annual Meeting. If you are a beneficial holder whose shares are held in the name of a bank, broker, trustee, custodian or other nominee and you decide to attend and vote at the Annual Meeting, you will need to obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. Note that if you plan to attend the Annual Meeting in person, you must register in advance and present the necessary identification.

What am I being asked to vote on at the Annual Meeting?

1.	To elect four Class III Directors to serve on the board of directors until the Annual General Meeting in 2015 or until their successors are duly elected and qualified;

2.	To approve the appointment of the firm of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2012, and to authorize the board of directors to determine the auditors’ remuneration;

3.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the board of directors recommend that I vote on the proposals?

The	board of directors recommends that you vote your shares as follows:

1.	FOR the election of each of the nominees of the board of directors (Proposal Nos. 1A, 1B, 1C and 1D);

2.	FOR the approval of the appointment of PricewaterhouseCoopers LLP, a registered public accounting firm, as the Company’s independent auditors for the year ending December 31, 2012, and to authorize the board of directors to determine the auditors’ remuneration (Proposal No. 2); and

3.	FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (Proposal No. 3).

May I revoke my proxy?

Yes. If you are a shareholder of record, you may revoke your proxy before it is voted at the Annual Meeting by:

•	signing another proxy card with a later date and returning it so that it is received by the Company at least one hour prior to the commencement of the Annual Meeting;

•	submitting a new proxy via the Internet or by telephone prior to the deadline listed on the proxy card;

•	giving written notice to the Secretary of the Company at least one hour prior to the commencement of the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial holder whose shares are held in the name of your bank, broker, trustee, custodian or other nominee, you may submit new voting instructions by contacting your bank, broker, trustee, custodian or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from the shareholder of record.

How many votes must be present to hold the Annual Meeting?

A “quorum” must be present for the Annual Meeting to be held. Pursuant to the articles of association of the Company, a “quorum” requires at least two (2) persons present in person and representing, in person or by proxy, more than 50% of the total issued voting rights of the Company’s shares. If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

How are votes counted?

Ordinary shares represented in person or by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. The shares of beneficial holders whose shares are held in the name of a nominee, and who do not tell the nominee how to vote their shares, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions or broker non-votes are not counted in the tally of votes with respect to any proposal.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if you hold them “beneficially,” even if you do not provide your bank, broker, trustee, custodian or other nominee in whose name the shares are held with voting instructions. These firms have the authority, under applicable regulatory rules, to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to approve the selection of PricewaterhouseCoopers LLP, a registered public accounting firm, as the Company’s independent auditors for the year ending December 31, 2012, and to authorize the board of directors to determine the auditors’ remuneration (Proposal No. 2) is considered a “routine” matter for which these firms may vote unvoted shares. The proposals to elect directors (Proposal Nos. 1A, 1B, 1C and 1D) and approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal No. 3) are not considered “routine” matters for which these firms may vote unvoted shares. Accordingly, if you hold your shares “beneficially,” your bank, broker, trustee, custodian or other nominee in whose name the shares are held is not permitted to vote your shares with respect to the election of directors and the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Does any shareholder own a majority of the Company’s ordinary shares?

No. As of March 12, 2012, affiliates of Bain Capital Partners, J.P. Morgan Partners (“JPMP”) and Thomas H. Lee Partners, L.P. (collectively, the “Sponsors”) collectively owned approximately 31% of our outstanding ordinary shares, although they do not act together as a group. Each of the Sponsors has separately advised the Company that it intends to be represented at the Annual Meeting either in person or by proxy to vote its shares in favor of the nominees named in this Proxy Statement for election to the board of directors, in favor of the approval of the appointment of PricewaterhouseCoopers LLP, a registered public accounting firm, as the Company’s independent auditors and the authorization of the board of directors to determine the auditors’ remuneration and in favor of the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers or the American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”). Please vote all of these shares. The Company encourages you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent. The Transfer Agent may be reached at 1-800-937-5449.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the formal agenda of the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

What vote is required to approve each proposal?

Under the Company’s articles of association, the nominees for director receiving the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting will be elected (Proposal Nos. 1A, 1B, 1C and 1D). If you mark your proxy to abstain from voting for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. The approval of the appointment of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2012, and authorization of the board of directors to determine the auditors’ remuneration (Proposal No. 2) and the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (Proposal No. 3) each requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting in order to be approved under the Company’s articles of association. Because the vote for Proposal No. 3 is an advisory vote, it will not be binding on the Company, the board of directors or any committee thereof.

Will any other matters be voted on at the Annual Meeting?

As of the date of this Proxy Statement, the Company’s management knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of shareholders, proxies properly submitted prior to the Annual Meeting will be voted in accordance with the judgment of the proxy holders.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of our board of directors. The Company will pay the cost of distributing this Proxy Statement and related materials. Our officers may solicit proxies electronically or by mail or telephone. Upon request, we will reimburse banks, brokers, trustees, custodians or other nominees for reasonable expenses they incur in forwarding proxy materials to beneficial owners of ordinary shares. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. Certain of the Company’s officers and employees may participate in the solicitation of proxies without additional compensation.

PRESENTATION OF IRISH STATUTORY ACCOUNTS

The Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2011, including the reports of the directors and auditors thereon, will be presented at the Annual Meeting. The Company’s Irish Statutory Accounts have been approved by the board of directors of the Company. There is no requirement under Irish law that such accounts be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Company’s Irish Statutory Accounts are available with the Proxy Statement, the Company’s Annual Report and other proxy materials at www.proxyvote.com.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NOS. 1A, 1B, 1C AND 1D:

ELECTION OF CLASS III DIRECTORS

The full board of directors consists of eight directors and is divided into three classes, with Class I and Class II each having two directors and Class III having four directors. The directors in each class serve three-year terms. The terms of each class expire at successive annual general meetings so that the shareholders elect one class of directors at each annual general meeting.

The following table sets forth the names, ages and positions of our directors as of April 6, 2012.

Director	Age	Director Since
Class I Directors (serving until the 2013 Annual Meeting)
John P. Connaughton(1)(2)	46	2004
Stephen P. Murray(1)(2)	49	2004

Class II Directors (serving until the 2014 Annual Meeting)
Todd M. Abbrecht(1)(2)	43	2004
Liam M. Fitzgerald(3)	47	2010

Class III Directors (term expiring at this Annual Meeting)
James H. Bloem(1)(3)	61	2006
Roger M. Boissonneault	63	2005
John A. King, Ph.D.(3)(4)	63	2005
Patrick J. O’Sullivan(2)(3)	70	2009

(1)	Member of the Compensation Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Audit Committee.

(4)	Non-Executive Chairman of the board of directors.

At its meeting on February 22, 2012, the board of directors approved the recommendation of the Nominating and Corporate Governance Committee that the four current Class III directors be elected for additional three-year terms. The election of four Class III directors will take place at this Annual Meeting. If elected, each of the four Class III director nominees will serve on the board of directors until the annual general meeting in 2015 or until his successor is duly elected and qualified in accordance with the Company’s articles of association. If any of the four nominees should become unable to accept election, the persons named as proxies may vote for other person(s) selected by the board of directors or the named proxies. The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination.

The name, principal occupation and other information concerning each nominee recommended for election at the Annual Meeting to serve as a Class III director and each continuing director, including the reasons for the view of the board of directors that each of the nominees for election and each of the continuing directors should serve as directors at this time, are set forth below. For more information regarding the independence of our directors, please see “Board of Directors and Governance—Independence.”

Class I Directors Serving until the 2013 Annual Meeting

John P. Connaughton, Director, has served as a Managing Director of Bain Capital Partners, LLC (“BCP”) since 1997 and a member of the firm since 1989. Prior to joining BCP, Mr. Connaughton served as a consultant at Bain & Company, Inc. (“Bain & Co.”), where he worked in the healthcare, consumer products and business services industries. Mr. Connaughton also serves as a director of Hospital Corporation of America (HCA), CRC Health Group, Quintiles Transnational, Air Medical Group Holdings, Inc., Clear Channel, SunGard Data Systems and the Boston Celtics. He also volunteers for a variety of charitable organizations, serving as a member of the Berklee College of Music Board of Trustees and the University of Virginia McIntire Foundation Board of Trustees. During the prior five years, Mr. Connaughton also previously served on the boards of Warner Music Group from 2004 to 2011, AMC Theatres from 2004 to 2009, Cumulus Media Partners from 2006 to 2008, Stericycle, Inc. from 1999 to 2005, M|C Communications (PriMed) from 2004 to 2009, Epoch Senior Living from 2001 to 2007 and ProSiebenSat.1.Media from 2003 to 2007.

Mr. Connaughton was appointed to the board as a designee of one of our Sponsors in connection with our leveraged buyout in 2005. Mr. Connaughton’s significant financial and management advisory expertise, the knowledge of and experience in a variety of industries, including the healthcare industry, that he has gained while at BCP and Bain & Co., and his experience as a member of the board of directors of several public companies, including his past performance as a board member of the Company, contributed to the board’s conclusion that Mr. Connaughton should continue to serve as a director of the Company.

Stephen P. Murray, Director, is the President and Chief Executive Officer of CCMP Capital Advisors, LLC (“CCMP”), a private equity firm formed in August 2006 when the buyout/growth equity professionals of J.P. Morgan Partners separated from JPMorgan Chase & Co. to form an independent private equity platform. Mr. Murray focuses on investments in consumer and retail services, financial services and healthcare infrastructure. Prior to joining JPMP in 1989, Mr. Murray was a Vice President with the Middle-Market Lending Division of Manufacturers Hanover. Currently, he serves on the board of directors of AMC Entertainment Inc., ARAMARK Corporation, Crestcom, Generac Power Systems, Hanley Wood, Infogroup, Jetro Holdings, Legacy Hospital Partners (Holdings), LLC, Medpace Inc., Noble Environmental Power, Octagon Credit Investors, Square Trade, Inc. and Strongwood Insurance. During the prior five years, Mr. Murray also served on the boards of Quiznos Subs until October 2011 and Cabela’s Incorporated until January 2009.

Mr. Murray was appointed to the board as a designee of one of our Sponsors in connection with our leveraged buyout in 2005. Mr. Murray’s extensive experience in the financial and investment industry, the wealth of management experience and leadership skills he developed while at CCMP, JPMP and Manufacturers Hanover, his service on the boards of directors of a variety of large public companies, including other companies in the healthcare industry, and his past performance as a board member of the Company, contributed to the board’s conclusion that Mr. Murray should continue to serve as a director of the Company.

Class II Directors Serving until the 2014 Annual Meeting

Todd M. Abbrecht, Director, is a Managing Director with Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners in 1992, Mr. Abbrecht was in the Mergers and Acquisitions department of Credit Suisse First Boston. Currently, Mr. Abbrecht serves on the boards of Dunkin’ Brands, Inc., ARAMARK Corporation, Intermedix Corporation and inVentiv Health, Inc. During the prior five years, Mr. Abbrecht also previously served on the boards of Michael’s Foods, Inc., National Waterworks Holdings, Inc. and Simmons Company.

Mr. Abbrecht was appointed to the board as a designee of one of our Sponsors in connection with our leveraged buyout in 2005. Mr. Abbrecht’s extensive financial acumen and business leadership skills, the knowledge of mergers and acquisitions that Mr. Abbrecht gained while working at Credit Suisse First Boston and Thomas H. Lee Partners, L.P., and his experience serving on the boards of a number of other public companies, including his past performance as a board member of the Company, contributed to the board’s conclusion that Mr. Abbrecht should continue to serve as a director of the Company.

Liam M. Fitzgerald, Director, is Chief Executive Officer and a director of United Drug plc (“United Drug”), an international provider of services to pharmaceutical retailers and manufacturers with operations across Europe and the United States. Mr. Fitzgerald joined United Drug in 1993 and has served as Chief Executive Officer since

2000 and as a director since 1996. Before becoming Chief Executive Officer, Mr. Fitzgerald was Managing Director of United Drug Distributors, the contract distribution outsourcing business of United Drug. Prior to joining United Drug, Mr. Fitzgerald worked at Jefferson Smurfit Group plc. During the prior five years, Mr. Fitzgerald also served as a non-executive director of C&C Group plc, where he was a member of the audit and remuneration committees. In addition, Mr. Fitzgerald serves as a board member of Traidlinks Ltd, a nonprofit organization working with entrepreneurs in developing countries, and as a director of the Smurfit Graduate School of Business at the University College Dublin. Mr. Fitzgerald is also a former chairman of The Marketing Society in Ireland.

Mr. Fitzgerald’s extensive experience in the pharmaceutical industry, including as Chief Executive Officer of United Drug, his leadership skills, operational expertise and financial knowledge, and his service on the boards of directors of other public companies, including his past service on the audit and remuneration committees of C&C Group plc, contributed to the board’s conclusion that Mr. Fitzgerald should continue to serve as a director of the Company.

Class III Nominees Recommended for Election at the Annual Meeting to Serve until 2015

James H. Bloem, Director, is a Senior Vice President and the Chief Financial Officer of Humana Inc. (“Humana”), a position he has held since 2001. Humana is one of the nation’s largest health benefit companies with approximately 11.1 million medical members and approximately 7.3 million specialty-benefit members. Mr. Bloem also currently serves on the board of Rotech Healthcare, Inc. In addition, from 1996 to 2000, he served as a member of the board of directors of one of the Company’s predecessors.

Mr. Bloem’s extensive experience in the healthcare industry, including as an executive officer of Humana, his leadership skills and financial knowledge, which enable him to serve as a financial expert on our Audit Committee, his service on the board of directors of other public companies, including on the audit committee of Rotech Healthcare, and his past service as a board member of one of the Company’s predecessors, including as a member of the audit committee, contributed to the board’s conclusion that Mr. Bloem should be nominated to serve an additional term as a director of the Company.

Roger M. Boissonneault, was appointed Chief Executive Officer, President and Director of the Company as of January 5, 2005. Mr. Boissonneault was appointed Chief Executive Officer and Director of one of the Company’s predecessors in September 2000. From 1996 to 2000, he served as President and Chief Operating Officer of the company acquired by the Company’s predecessor, which was also known as Warner Chilcott PLC, serving as a director from 1998 through 2000. From 1976 to 1996, Mr. Boissonneault served in various capacities with Warner-Lambert (now a part of Pfizer), including as Vice President, Female Healthcare, Director of Corporate Strategic Planning and Director of Obstetrics/Gynecology Marketing.

Mr. Boissonneault has more than thirty-five years of experience working in various capacities within the pharmaceutical industry, which has provided him with a wealth of knowledge in the healthcare sector. Mr. Boissonneault’s in-depth understanding of all aspects of the Company’s business and its history, his demonstrated leadership, management and talent development skills, his track record of successfully implementing core strategies and executing strategic acquisitions and divestitures and his past service as a board member of the Company contributed to the board’s conclusion that Mr. Boissonneault should continue to serve as the Company’s Chief Executive Officer and President and should be nominated to serve an additional term as a director of the Company.

John A. King, Ph.D., Non-Executive Chairman of the board and Director, who became a Director of the Company in June 2005, is a private investor. Dr. King served in positions of increasing responsibility with the Company’s predecessors for twenty-six years, most recently as Executive Chairman, a position he held from 2000 until January 5, 2005.

Dr. King’s extensive knowledge of the pharmaceutical industry, including a thorough understanding of pharmaceutical research and development practices which dates back to his early experience as a university lecturer, his over thirty years of experience in various roles with the Company and its predecessors, which has provided him with in-depth knowledge of all aspects of the Company’s business and operations, and his past service as a board member of the Company contributed to the board’s conclusion that Dr. King should be nominated to serve an additional term as a director of the Company.

Patrick J. O’Sullivan, Director, is a pharmaceutical business consultant. Prior to his retirement in 2006, Mr. O’Sullivan served in positions of increasing responsibility with LEO Pharma A/S (“LEO”) for more than thirty years, most recently as the Chief Executive Officer of LEO Pharma Ireland and as a director of LEO. He also served as a director of LEO Pharmaceuticals Ltd. UK, LEO Pharma SA France and The LEO Foundation. Mr. O’Sullivan is a registered pharmacist, a member and honorary fellow of the Pharmaceutical Society of Ireland and a Knight of the Order of the Dannebrog. Currently, Mr. O’Sullivan serves on the board of directors of Amarin Corporation plc, where he is a member of the audit committee, and on the boards of directors of Corsicato Ltd and Amarin Pharmaceuticals Ireland Ltd, each a subsidiary of Amarin Corporation plc. During the prior five years, Mr. O’Sullivan also served on the board of Merrion Pharmaceuticals Plc.

Mr. O’Sullivan’s demonstrated management ability at senior levels within the pharmaceutical industry, his knowledge of the financial, operational and strategic requirements of a successful international business, which he developed as Chief Executive Officer of LEO Pharma Ireland, and his understanding of the fundamentals of the healthcare industry contributed to the board’s conclusion that Mr. O’Sullivan should be nominated to serve an additional term as a director of the Company.

Vote Required for Approval

Each nominee recommended for election at the Annual Meeting to serve as a Class III director that receives the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting will be elected to the board of directors to serve until the annual general meeting of shareholders in 2015 or until his successor has been elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE CLASS III DIRECTOR NOMINEES SET FORTH ABOVE.

PROPOSAL NO. 2:

APPROVAL OF APPOINTMENT OF INDEPENDENT

AUDITORS AND AUDITORS’ REMUNERATION

The Audit Committee is responsible for the appointment, remuneration and retention of the Company’s independent auditors. The Audit Committee has selected PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company to audit its consolidated financial statements for the year ending December 31, 2012, and the board of directors asks that the shareholders approve such appointment and authorize the board of directors to determine the auditors’ remuneration. Before selecting PricewaterhouseCoopers LLP, the Audit Committee considered the firm’s qualifications as independent auditors and concluded that based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for the Company by PricewaterhouseCoopers LLP would impair PricewaterhouseCoopers LLP’s independence and concluded that they would not.

All services to be rendered by our independent auditors are subject to pre-approval and review by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and are expected to be available to respond to questions, as appropriate. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company began operations on January 5, 2005, and its affiliate PricewaterhouseCoopers, Dublin, has audited the Company’s 2011 Irish Statutory Accounts.

Vote Required for Approval

The approval of the appointment of PricewaterhouseCoopers LLP, a registered public accounting firm, as the Company’s independent auditors for the year ending December 31, 2012, and the authorization of the board of directors to determine the auditors’ remuneration, require the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting in order to be approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS

OUR INDEPENDENT AUDITORS AND THAT

THE BOARD OF DIRECTORS

DETERMINE THE AUDITORS’ REMUNERATION.

PROPOSAL NO. 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The core principles of the Company’s compensation program are to promote the creation of long-term shareholder value, reward performance and assist the Company in attracting and retaining key employees who will contribute to the Company’s long-term success. Based on these objectives, a significant portion of the compensation awarded to the Company’s Named Executive Officers is tied directly to the Company’s performance.

In 2011, the Company continued to implement compensation programs intended to incentivize and reward performance that drives long-term shareholder value, including the introduction of performance-based equity incentive awards that vest only upon the achievement of annual performance targets. The Company urges its shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how the Company’s compensation programs and practices reflect its core compensation principles. The Compensation Committee and the board of directors believe that these compensation programs and practices are effective in implementing the Company’s core compensation principles.

At the Company’s 2011 Annual General Meeting of Shareholders, the Company provided its shareholders with the opportunity to vote, on a non-binding advisory basis, as to whether an advisory vote to approve the compensation of its named executive officers, or “say-on-pay” vote, should be submitted to the Company’s shareholders every 1 year, 2 years or 3 years. Consistent with the majority of the votes cast by shareholders on the frequency with which to hold a say-on-pay vote, the Company decided to hold an annual say-on-pay vote in order to give shareholders the opportunity to express their views on the compensation of the Company’s named executive officers at each annual general meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the principles, programs and practices described in this Proxy Statement.

Accordingly, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing its shareholders annually with the opportunity to approve, on an advisory basis, the compensation of its Named Executive Officers as disclosed in this Proxy Statement and submits the following resolution for shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of Warner Chilcott Public Limited Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for the 2012 Annual Meeting, including the Compensation Discussion and Analysis and the compensation tables and other narrative compensation disclosures.”

As this is an advisory vote, the result will not be binding on the Company, the board of directors or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating the Company’s compensation principles, programs and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

BOARD OF DIRECTORS AND GOVERNANCE

Composition of the Board of Directors

Our articles of association provide for a minimum of two directors and a maximum of ten directors. Our shareholders may from time to time increase or reduce the maximum number of directors by ordinary resolution, or increase the minimum number of directors by a special resolution amending the articles of association. Currently, the board of directors has fixed the number of directors at eight directors. The board of directors is divided into three classes, with the term of office of one class expiring each year. Each class comprises, as nearly as possible, one-third of the total number of directors constituting the entire board of directors, and all of the directors are designated as either Class I, Class II or Class III directors.

Role of the Board of Directors

The board of directors meets regularly to review significant developments affecting the Company and to act on matters requiring the approval of the board of directors. The board of directors held eight board meetings during the year ended December 31, 2011. During the year ended December 31, 2011, each of the directors attended at least 75% of (i) the meetings of the board of directors held during the period that such director served and (ii) the meetings held by the committees of the board of directors on which such director served during the period that such director served.

Corporate Governance

The Company maintains a corporate governance page on its website which includes key information about its Code of Business Conduct and Ethics and charters for each of the committees of the board of directors, including the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The corporate governance page can be found at www.wcrx.com by clicking on “Investor Relations” and then on “Corporate Governance.”

Board Leadership Structure

The leadership structure of the Company’s board of directors is currently headed by our Non-Executive Chairman, Dr. King, who was reappointed in 2011. The Non-Executive Chairman position, which was established by the board of directors in February 2010, is intended to be filled by an independent director and is separate from the position of Chief Executive Officer. Among his or her other responsibilities, the Non-Executive Chairman is expected to lead and ensure the effectiveness of the board, facilitate the distribution of accurate, timely and clear information to the board of directors, promote effective communication with the Company’s shareholders, and oversee the annual evaluation of the performance of the board of directors and its committees. While the board of directors believes that it is important to maintain flexibility in its board leadership structure, and the Company’s articles of association do not require the establishment of the position of Non-Executive Chairman, the board of directors deemed it to be in the best interests of the Company to establish a more formal leadership structure. The board of directors believes that the formal separation of the position of Non-Executive Chairman and Chief Executive Officer will free the Chief Executive Officer to devote more time to the day-to-day management and performance of the Company, while at the same time enhancing the function of the board of directors and providing it with greater autonomy from the management of the Company. Prior to February 2010, the board of directors operated without a chairman of the board, with the Chief Executive Officer typically chairing the meetings of the board of directors. In addition to the establishment of the Non-Executive Chairman, the board of directors has delegated certain responsibilities to the committees of the board of directors, which currently consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each Committee is chaired by an independent director who reports to the full board of directors on the activities and findings of his or her respective committee. The board believes that this delegation of responsibilities facilitates efficient decision-making and communication amongst the directors and management.

Board Oversight of Risk

The board of directors has responsibility for the oversight of risk management, while the Company’s management has the day-to-day responsibility for the identification and control of risk at the Company. The board of directors, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company and the appropriate steps that should be taken in order to monitor and control such exposures. The committees assist the board of directors in fulfilling its risk oversight responsibilities within their respective areas of responsibility. For example, pursuant to its written charter, the Audit Committee oversees the management of financial and accounting risk exposures. The Compensation Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs. The Nominating and Corporate Governance Committee focuses on the management of risks associated with the organization, membership and structure of the Company’s board of directors and the corporate governance structure of the Company. Each committee of the board of directors meets regularly and reports its findings to the board of directors on a regular basis.

Independence

The board of directors currently consists of eight directors.

The board of directors uses the standards of independence established by the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ in determining whether its members are independent. The board of directors has affirmatively determined that each of the Company’s eight directors, other than Mr. Boissonneault, is independent under the director independence criteria established by NASDAQ. In addition, the board of directors has determined that each member of the Audit Committee meets the additional independence criteria established by the SEC required for Audit Committee membership.

In evaluating director independence, the board of directors considered the relationship between: (i) the Company and Humana, for which Mr. Bloem, one of the Company’s directors, serves as an executive officer and (ii) the Company and United Drug, for which Mr. Fitzgerald, one of the Company’s directors, serves as an executive officer and director. The Company’s relationship with Humana consists of managed care agreements pursuant to which the Company has agreed to pay Humana rebates based on patient utilization of certain Company products. The Company’s relationship with United Drug consists of (x) a distribution agreement with a 50% owned joint venture subsidiary of United Drug, pursuant to which such subsidiary provides the Company with warehousing and distribution services in the United Kingdom and (y) a master services agreement with a wholly-owned subsidiary of United Drug, pursuant to which such subsidiary provides the Company with temporary sales force staffing services. The Company’s agreements with Humana and each of the United Drug subsidiaries were negotiated at arms’ length in the ordinary course of business. The board of directors determined that such relationships were not material, did not constitute related person transactions under the Company’s related person transaction policy or SEC rules and did not impact the independence of Mr. Bloem or Mr. Fitzgerald under applicable NASDAQ and SEC independence standards.

Executive Sessions and Meetings of Independent Directors

The board of directors holds executive sessions of the independent directors following each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any employee directors of the Company.

Board Attendance at Annual Meetings

The Company encourages members of its board of directors to attend the Company’s annual general meetings, but they are not required to do so. The Company reimburses the travel expenses of any director who travels to attend the Company’s annual general meetings. Each director that was a member of the board of directors at the time of the Company’s 2011 annual general meeting of shareholders held on May 17, 2011, other than Mr. Murray, attended the annual general meeting in person.

Communication with the Board of Directors

The Company’s non-management and independent directors have approved a process for shareholders to communicate with the board of directors. Pursuant to that process, shareholders, employees and others interested in communicating with the board of directors may communicate with the board of directors by writing to the following address:

Warner Chilcott Public Limited Company

c/o Company Secretary

1 Grand Canal Square, Docklands

Dublin 2, Ireland

In any such communication, an interested person may also designate a particular director, or a committee of the board of directors, such as the Audit Committee, to which such communication should be directed. Our legal department will forward all correspondence to the board of directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Our legal department may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and the Exchange Act, which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the “Investor Relations” and “Corporate Governance” section of the Company’s website at www.wcrx.com. A copy of the Code of Business Conduct and Ethics may also be obtained free of charge from the Company upon a request directed to Warner Chilcott Public Limited Company, c/o Warner Chilcott Corporation, 100 Enterprise Drive, Rockaway, New Jersey 07866, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct and Ethics by posting such information on its website at www.wcrx.com under “Investor Relations” and “Corporate Governance.”

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Person Transactions

In August 2009, the board of directors adopted the Company’s current written policy setting forth procedures for the review, approval and ratification of transactions with related persons (the “Policy”). The Audit Committee of the board of directors has been designated as the committee responsible for reviewing, approving or ratifying any related person transactions under the Policy. Pursuant to the Policy, all executive officers, directors, director nominees and any 5% beneficial owners of the Company’s securities are required to notify the Company’s Secretary of any financial transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, involving the Company in which an executive officer, director, director nominee, 5% beneficial owner or any immediate family member of such a person has a direct or indirect material interest. Such officers, directors, nominees, 5% beneficial owners and their immediate family members are considered “related persons” under the Policy. For the above purposes, “immediate family member” includes a person’s spouse, parents, siblings, children, in-laws, step-relatives and any other person sharing the household (other than a tenant or household employee).

The Audit Committee reviews reported transactions or proposed transactions to determine whether the related person involved has a direct or indirect material interest in the transaction. In reviewing the transaction or proposed transaction, the Audit Committee considers all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. The Audit Committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. Related person transactions not approved or ratified by the Audit Committee will not be entered into or continued by the Company. On an annual basis, the Audit Committee reviews previously approved related person transactions, under the standards described above, to determine whether such transactions should continue. If a member of the Audit Committee has a personal interest in a matter before the Audit Committee, the director must disclose the interest to the Audit Committee, and is required to recuse himself or herself from participation in the discussion and vote on the matter.

Related person transactions during 2011 are discussed under the heading “Related Person Transactions.”

Committees of the Board of Directors

Our board of directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

Our board of directors has established an Audit Committee that convenes at least four times a year, consisting of Messrs. Bloem, Fitzgerald, King and O’Sullivan. Mr. Bloem, an audit committee “financial expert,” serves as the chairman of the Audit Committee. Each member of the Audit Committee is independent under Rule 10A-3 of the Exchange Act and the applicable rules of NASDAQ. The board of directors has also determined that at least one member of the Audit Committee qualifies as an audit committee “financial expert” within the meaning stipulated by the SEC.

The Audit Committee recommends the annual appointment of the Company’s independent auditors with whom the Audit Committee reviews the scope of audit and non-audit services and related fees, accounting principles that the Company uses in financial reporting, internal auditing procedures and the adequacy of the Company’s internal control procedures. The Audit Committee’s report begins on page 50.

The Audit Committee operates under a written charter adopted by the board of directors, a current copy of which is available on the Company’s website at www.wcrx.com under “Investor Relations” and “Corporate Governance.” The Audit Committee met eight times during the year ended December 31, 2011.

Compensation Committee

Our board of directors has established a Compensation Committee consisting of Messrs. Abbrecht, Bloem, Connaughton and Murray, all of whom are independent under applicable NASDAQ rules. The Compensation Committee, which is chaired by Mr. Murray, evaluates the performance of the Chief Executive Officer and approves the compensation level for the Chief Executive Officer and the other Named Executive Officers, reviews the Company’s overall management compensation and benefits policies, and reviews and recommends employee benefits plans, equity grants and other incentive arrangements. The Compensation Committee’s report is set forth on page 33. For a discussion of the role of management and the use of compensation consultants in determining executive compensation, see the section titled “Compensation Discussion and Analysis.”

The Compensation Committee operates under a written charter adopted by the board of directors, a current copy of which is available on the Company’s website at www.wcrx.com under “Investor Relations” and “Corporate Governance.” The Compensation Committee has the authority to delegate all or a portion of its responsibilities to a subcommittee composed solely of one or more members of the Compensation Committee. The Compensation Committee met six times during the year ended December 31, 2011.

Nominating and Corporate Governance Committee

Our board of directors has established a Nominating and Corporate Governance Committee consisting of Messrs. Abbrecht, Connaughton, Murray and O’Sullivan, all of whom are independent under applicable NASDAQ rules. Mr. Connaughton serves as the chairman of the Nominating and Corporate Governance Committee. The primary purposes of the Nominating and Corporate Governance Committee are to: (i) identify individuals qualified to become members of the board of directors and recommend such individuals to the board of directors for nomination for election to the board of directors; (ii) make recommendations to the board of directors concerning committee and Non-Executive Chairman appointments; and (iii) develop, recommend and annually review corporate governance guidelines applicable to the Company. When the board of directors determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Corporate Governance Committee may utilize third-party search firms and will consider recommendations from directors, management and others, including the Company’s shareholders. In general, the Nominating and Corporate Governance Committee looks for new members possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of healthcare or other aspects of the Company’s business, operations or activities. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the board of directors and the Nominating and Corporate Governance Committee believe that it is important that the members of the board of directors represent diverse viewpoints. The Nominating and Corporate Governance Committee reviews annually the composition of the board of directors as a whole, including whether the board of directors reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities. In considering candidates for the board of directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s past performance as a director is also considered.

The Nominating and Corporate Governance Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating and Corporate Governance Committee, care of Warner Chilcott Public Limited Company, 1 Grand Canal Square, Docklands, Dublin 2, Ireland, Attention: Company Secretary. To be considered by the Nominating and Corporate Governance Committee, such recommendations must include the name of the nominee or nominees, a statement of the qualifications of the nominee and a consent signed by the nominee evidencing a willingness to serve as a director if elected. Nominees for director who are recommended by shareholders to the Nominating and Corporate Governance Committee will be evaluated in the same manner as any other nominee for director. Nominations by shareholders may also be made at an annual general meeting in the manner set forth under “Shareholders’ Proposals.”

The Nominating and Corporate Governance Committee operates under a written charter adopted by the board of directors, a current copy of which is available on the Company’s website at www.wcrx.com under “Investor Relations” and “Corporate Governance.” The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2011.

Compensation Committee Interlocks and Insider Participation

During 2011, Messrs. Abbrecht, Bloem, Connaughton and Murray served as members of the Compensation Committee. None of the Compensation Committee members is or has been a Company officer or employee. None of the Company’s executive officers currently serves on the Compensation Committee or any similar committee of another public company. None of the Compensation Committee members had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Director Compensation

The board of directors, upon the recommendation of the Compensation Committee, has established the following compensation policy for our directors. Only directors who are determined to be “independent” in accordance with applicable NASDAQ rules (the “Independent Directors”) are eligible to receive compensation for their service as directors. Each of the Company’s eight directors, other than Mr. Boissonneault, qualify as Independent Directors. Messrs. Abbrecht, Connaughton and Murray qualify as Independent Directors but have waived their right to receive compensation for their service as directors.

The Compensation Committee previously engaged Frederic W. Cook & Co., Inc. (“Frederic W. Cook”) to evaluate the design and competitiveness of the Company’s director compensation program and to make recommendations with respect to director compensation based on market data and trends in director compensation. While the Compensation Committee does not target director compensation at any specified level, the recommendations of Frederic W. Cook were among several factors considered by the board of directors in November 2008 when it, upon the recommendation of the Compensation Committee, increased the cash portion of the annual retainer to $32,500 and the equity portion of the annual retainer to $100,000, payable in nonqualified options (“options”). Such amendments took effect January 1, 2009. In addition, in February 2010, the board of directors appointed its first Non-Executive Chairman of the board of directors. In connection with such appointment, and following discussions with Frederic W. Cook, the board of directors, upon the recommendation of the Compensation Committee, amended the compensation policy to provide for a supplemental annual cash retainer in the amount of $32,500 payable quarterly in equal installments to the Non-Executive Chairman of the board of directors. No changes were made to the compensation policy for our directors during 2011.

Annual Retainer: Each Independent Director is paid an annual retainer of $132,500 for each year of service on the board of directors. The annual retainer is comprised of (i) a $32,500 cash payment, payable quarterly in equal installments, and (ii) options to purchase our ordinary shares with a value equal to $100,000 (determined in accordance with Black-Scholes or a similar model) having the following material terms:

•	Annual Grant Date: The grant date is the date of the Company’s annual general meeting.

•	Exercise Price: The exercise price is the per share closing price of the Company’s shares on the date of grant.

•	Vesting: Each option vests on the date immediately preceding the date of the Company’s next annual general meeting following the grant date.

•

Termination: Any unvested options terminate on the date on which the Independent Director is no longer a member of the board of directors. In the event of the death or Disability (as defined in the award agreement) of an Independent Director, all options held by such Independent Director immediately vest.

•	Term: Each option has a ten-year term.

In the event any Independent Director is appointed to the board of directors subsequent to an annual general meeting, the cash payment and option grant constituting the annual retainer for such Independent Director will be prorated based on the date of appointment.

Board Meeting Attendance Fees: Each Independent Director is paid $2,000 as compensation for his or her attendance (whether telephonically or in person) at each meeting of the board of directors.

Committee Attendance Fees: Each Independent Director is paid $1,000 as compensation for his or her attendance (whether telephonically or in person) at each meeting of any committee of the board of directors on which such Independent Director serves.

Committee Chairperson Retainer: Each committee chairperson that is an Independent Director is paid an annual retainer of $7,000 ($10,000 in the case of the Audit Committee chairperson), payable quarterly in equal installments. This retainer is prorated based on the date of commencement and termination of the Independent Director’s committee service in any year.

Non-Executive Chairman: Any Non-Executive Chairman of the board of directors that is an Independent Director will be paid an annual retainer of $32,500, payable quarterly in equal installments. This retainer is prorated based on the date of commencement and termination of the Independent Director’s service as Non-Executive Chairman in any year.

The Company also reimburses the travel expenses of any director who travels to attend board meetings. Alternatively, directors are permitted to use the Company’s corporate aircraft to travel to board meetings if available. Directors do not have access to the Company’s aircraft for personal use.

The following table sets forth, for the fiscal year ended December 31, 2011, the total compensation paid to the Independent Directors serving on the board of directors.

Independent Director Compensation for Fiscal Year 2011
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James H. Bloem	72,500	(1)	—	100,091	—	—	—	172,591
Liam M. Fitzgerald	55,500	(2)	—	100,091	—	—	—	155,591
John A. King, Ph.D.	89,000	(3)	—	100,091	—	—	—	189,091
Patrick J. O’Sullivan	59,500	(4)	—	100,091	—	—	—	159,591

(1)	Represents an annual cash retainer of $32,500, board of director meeting fees of $16,000, committee meeting fees of $14,000 and an Audit Committee chairperson annual retainer of $10,000.

(2)	Represents an annual cash retainer of $32,500, board of director meeting fees of $16,000 and committee meeting fees of $7,000.

(3)	Represents an annual cash retainer of $32,500, board of director meeting fees of $16,000, committee meeting fees of $8,000 and a Non-Executive Chairman annual retainer of $32,500.

(4)	Represents an annual cash retainer of $32,500, board of director meeting fees of $16,000 and committee meeting fees of $11,000.

(5)	Amounts shown represent the grant date value for financial statement reporting purposes for the year ended December 31, 2011, in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 (“ASC 718”). These amounts do not reflect compensation actually received by the Independent Directors. Assumptions used in the calculation of these amounts are included in “Note 14” to the Notes to the Consolidated Financial Statements for the year ended December 31, 2011, included in our Annual Report. As of December 31, 2011, the aggregate number of unexercised options held by each Independent Director was as follows: Mr. Bloem, 19,740 unexercised options; Mr. Fitzgerald, 19,070 unexercised options; Dr. King, 36,381 unexercised options; and Mr. O’Sullivan, 35,040 unexercised options.

Other Compensation Information

The Company does not maintain any defined benefit pension plans or nonqualified defined contribution or deferred compensation plans for the members of its board of directors.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS, MANAGEMENT AND DIRECTORS

The following table and accompanying footnotes show information as of March 12, 2012 regarding the beneficial ownership of the ordinary shares of the Company by:

•	each person who is known by the Company to own beneficially more than 5% of its ordinary shares;

•	each member of the board of directors and each Named Executive Officer; and

•	all members of the board of directors and the Company’s executive officers as a group.

For purposes of the table below, we deem ordinary shares subject to options or warrants that are currently exercisable or exercisable within sixty days of March 12, 2012 and restricted share units vesting within sixty days of March 12, 2012 to be outstanding and to be beneficially owned by the person holding the options, warrants or restricted share units, as applicable, for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the ordinary shares beneficially owned by them. On March 12, 2012, there were 249,964,640 ordinary shares outstanding. Unless otherwise specified, the address of each director and executive officer is c/o Warner Chilcott plc, 1 Grand Canal Square, Docklands, Dublin 2, Ireland.

	Shares Beneficially Owned(9)
Name and Address	Ordinary Shares	Percentage of Ordinary Shares
Principal Shareholders:
Bain Capital Investors, LLC(1)	25,491,622	10.2%
JPMP Capital Corp.(2)	25,491,618	10.2%
Thomas H. Lee Partners, L.P.(3)	25,491,622	10.2%
D. E. Shaw & Co., L.P.(4)	17,803,722	7.1%
Directors and Executive Officers:
Roger M. Boissonneault(5)	3,463,040	1.4%
Todd M. Abbrecht(3)	—	—
James H. Bloem	43,916	*
John P. Connaughton(1)	—	—
Liam M. Fitzgerald	19,070	*
John A. King, Ph.D.(6)	1,390,427	*
Stephen P. Murray(2)	—	—
Patrick J. O’Sullivan	35,040	*
Anthony D. Bruno(7)	805,066	*
Mahdi B. Fawzi	49,527	*
Paul Herendeen	1,024,156	*
W. Carl Reichel(8)	841,957	*
All directors and executive officers as a group (21 persons)	9,223,505	3.7%

*	Less than 1%.

(1)	Includes interests owned by Bain Capital (WC) Netherlands B.V., which is owned by Bain Capital (WC) Luxembourg S.à.r.l., which in turn is owned by Bain Capital Integral Investors II, L.P. (“Integral”), and BCIP Associates—G (“BCIP—G”). Bain Capital Investors, LLC (“BCI”) is the general partner of Integral and the managing partner of BCIP—G. BCI is associated with Bain Capital Partners, LLC, one of our Sponsors. Investment and voting decisions at BCI are made jointly by three or more individuals who are managing directors of the entity, and therefore no individual managing director of BCI is the beneficial owner of the securities, except with respect to the shares in which such member holds a pecuniary interest.

John P. Connaughton is a Managing Director and Member of BCI and may therefore be deemed to share voting and dispositive power with respect to the shares. Mr. Connaughton disclaims any beneficial ownership of any shares beneficially owned by the Bain Capital entities, except to the extent of his pecuniary interest therein.

The address of Mr. Connaughton and each of the Bain Capital entities listed above is c/o Bain Capital Investors, LLC, John Hancock Tower, 200 Clarendon Street, Boston, MA 02116.

(2)	In the case of JPMP Capital Corp., includes interests owned by J.P. Morgan Partners (Cayman/WC) Ltd (“Cayman/WC”) which is owned by each of J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors (Cayman) III, L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., J.P. Morgan Partners Global Investors (Selldown) II-A, L.P. and J.P. Morgan Partners Global Investors (Cayman/Selldown) III, L.P. (collectively, the “Global Investor Funds”) and J.P. Morgan Partners (BHCA), L.P. (“JPMP BHCA”). The general partner of the Global Investor Funds is JPMP Global Investors, L.P. (“JPMP Global”). The general partner of JPMP BHCA is JPMP Master Fund Manager, L.P. (“JPMP MFM”). The general partner of JPMP Global and JPMP MFM is JPMP Capital Corp. (“JPMP Capital”), a wholly owned subsidiary of JPMorgan Chase & Co., a publicly traded company (“JPM Chase”). Each of JPMP Global, JPMP MFM and JPMP Capital may be deemed, pursuant to Rule 13d-3 under the Exchange Act, to beneficially own the shares held by the Global Investor Funds and JPMP BHCA. JPMP Capital exercises voting and dispositive power over the securities held by the Global Investor Funds and JPMP BHCA. Ina Drew, John Wilmot and Ana Capella Gomez-Acebo are officers of JPMP Capital Corp. who may be deemed to have voting and dispositive power over, and therefore may be deemed to beneficially own, the shares beneficially owned by the J.P. Morgan Partners entities. Each of Ms. Drew, Mr. Wilmot and Ms. Capella Gomez-Acebo disclaims beneficial ownership of such shares, except to the extent of their respective pecuniary interest therein. The address of each of the JPMorgan Partners entities is c/o J.P. Morgan Partners, LLC, 270 Park Avenue, New York, New York 10017, except that the address of each Cayman entity is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1—9005, Cayman Islands. Each of Cayman WC, the Global Investor Funds, JPMP BHCA, JPMP Global, JPMP MFM and JPMP Capital are part of the J.P. Morgan Partners private equity business unit of JPM Chase. J.P. Morgan Partners is one of our Sponsors.

Stephen P. Murray is the President and Chief Executive Officer of CCMP Capital Advisors, LLC, a private equity firm formed in August 2006 when the buyout/growth equity professionals of J.P. Morgan Partners separated from JPM Chase to form an independent private equity platform. Mr. Murray disclaims any beneficial ownership of any shares beneficially owned by the J.P. Morgan Partners entities except to the extent of his pecuniary interest therein. The address of Mr. Murray is c/o CCMP Capital Advisors, LLC, 245 Park Avenue, New York, New York 10167.

(3)	Includes interests owned by THL WC (Dutch) B.V., a private company with limited shares incorporated under the laws of the Netherlands. The address for THL WC (Dutch) B.V. is c/o De Lairessestraat 154, 1075 HL Amsterdam, the Netherlands. THL WC (Dutch) B.V. is a wholly owned subsidiary of THL WC (Luxembourg) S.a.r.l, which in turn is 100% owned by THL WC (Cayman), L.P. The general partner of THL WC (Cayman), L.P. is THL Advisors (Alternative) V, L.P. THL Advisors (Alternative) V, L.P. is an exempted limited partnership formed under the laws of the Cayman Islands. Thomas H. Lee Advisors (Alternative) V Limited, LDC, a limited duration company formed under the laws of the Cayman Islands (the “LDC”), is the general partner of THL Advisors (Alternative) V, L.P. The address of the LDC is c/o Walkers, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands.

The persons who are members of the LDC are the same persons who are members of Thomas H. Lee Advisors, LLC, a Delaware limited liability company that is the general partner of Thomas H. Lee Partners, L.P. Thomas H. Lee Partners, L.P. is one of our Sponsors. Todd M. Abbrecht is a Managing Director of Thomas H. Lee Partners, L.P., and thus may be deemed to have shared voting and investment power over, and further may be deemed to beneficially own shares held of record by, THL WC (Dutch) B.V. Mr. Abbrecht disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Mr. Abbrecht is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(4)	Based upon the statement on Schedule 13G filed with the SEC on February 14, 2012, includes interests (1) beneficially owned by D. E. Shaw Valence Portfolios, L.L.C. (“Valence Portfolios”), D. E. Shaw Oculus Portfolios, L.L.C. (“Oculus Portfolios”), D. E. Shaw Heliant Portfolios, L.L.C. (“Heliant Portfolios”), D. E. Shaw & Co., L.L.C. (“DESCO LLC”), D. E. Shaw & Co., L.P. (“DESCO LP”) and David E. Shaw (“Mr. Shaw”) and (2) under the management of D. E. Shaw Investment Management, L.L.C. (“DESIM”).

Valence Portfolios, Oculus Portfolios, Heliant Portfolios, DESIM and DESCO LLC are limited liability companies organized under the laws of the state of Delaware. DESCO LP is a limited partnership organized under the laws of the state of Delaware. Mr. Shaw is a citizen of the United States of America. The business address of each of Valence Portfolios, Oculus Portfolios, Heliant Portfolios, DESIM, DESCO LLC, DESCO LP and Mr. Shaw is 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.

Mr. Shaw does not own any shares directly. By virtue of Mr. Shaw’s position as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of DESCO LP, which in turn is the manager and investment adviser of Valence Portfolios, the investment advisor of Oculus Portfolios, and the managing member of DESIM and D. E. Shaw Heliant Adviser, L.L.C., which in turn is the investment adviser of Heliant Portfolios, and by virtue of Mr. Shaw’s position as President and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of DESCO LLC, which in turn is the manager of Oculus Portfolios and the managing member of D. E. Shaw Heliant Manager, L.L.C., which in turn is the manager of Heliant Portfolios, Mr. Shaw may be deemed to have the shared power to vote or direct the vote of 17,720,222 shares, and the shared power to dispose or direct the disposition of 17,803,722 shares, the 17,803,722 shares constituting 7.1% of the outstanding shares and, therefore, Mr. Shaw may be deemed to be the beneficial owner of such shares. Mr. Shaw disclaims beneficial ownership of such 17,803,722 shares.

(5)	Includes interests owned by certain family trusts for which Mr. Boissonneault’s wife, Terri Boissonneault, serves as trustee.

(6)	Includes interests owned by Roanzo Limited.

(7)	Includes interests owned by certain family trusts for which Mr. Bruno’s wife, Gina Bruno, and J.P. Morgan Trust Company of Delaware serve as co-trustees.

(8)	Includes interests owned by certain family trusts for which Mr. Reichel’s wife, Margaret S. Reichel, and certain other relatives of Mr. and Mrs. Reichel serve as trustees.

(9)	Includes the following ordinary shares issuable upon the exercise of currently outstanding options, or upon the exercise of outstanding options exercisable, or the vesting of restricted share units, within 60 days of March 12, 2012: for Mr. Boissonneault, 909,365 shares; for Mr. Bloem, 19,740 shares; for Mr. Fitzgerald, 19,070 shares; for Dr. King, 36,381 shares; for Mr. O’Sullivan, 35,040 shares; for Mr. Bruno, 422,293 shares; for Mr. Fawzi, 38,447; for Mr. Herendeen, 604,020 shares; for Mr. Reichel, 395,096 shares; and for all directors and executive officers as a group, 2,915,024 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

2011 was another productive year for the Company. In addition to expanding the Company’s product offerings through the promotional launches of LO LOESTRIN FE and ATELVIA, the Company also announced a number of other initiatives that management believes will position the Company to continue to deliver value to its shareholders. These initiatives included the successful completion in March 2011 of the refinancing of the Company’s senior secured indebtedness, which reduced its interest expense and extended the maturity profile of such indebtedness, and the announcement in April 2011 of the Company’s Western European restructuring plan following the loss of exclusivity for ACTONEL in Western Europe, which reduced the Company’s operating costs in these markets going forward. In addition, in November 2011, the Company announced that its board of directors had authorized the redemption of up to an aggregate of $250 million of the Company’s ordinary shares.

In 2011, the Company continued to implement compensation programs intended to motivate and reward performance that drives long-term shareholder value, including a performance-based equity incentive award program. In February 2011, the Company introduced and granted to its executive officers new performance-vesting restricted shares and share units that vest only upon the achievement of annual performance targets.

The following pages contain a discussion of how the Company’s Chief Executive Officer, Roger M. Boissonneault, Chief Financial Officer, Paul Herendeen, and its three other most highly compensated officers serving at the end of the Company’s last completed fiscal year, W. Carl Reichel, Anthony D. Bruno and Mahdi B. Fawzi, were compensated with respect to performance in 2011 and describe how this compensation fits within the Company’s executive compensation philosophy. The discussion also describes equity grants made in 2011 with respect to performance in 2010 and certain compensation matters with respect to 2012. Effective December 31, 2011, Messrs. Reichel and Fawzi’s employment with the Company terminated, as each left to pursue other interests. In addition, effective December 31, 2011, Mr. Bruno retired. For purposes of this Proxy Statement, Messrs. Herendeen, Reichel, Bruno and Fawzi are referred to collectively as the “Senior Executive Officers” and, together with Mr. Boissonneault, as the “Named Executive Officers.”

Compensation Program Objectives and Philosophy

The Company’s compensation program seeks to promote the creation of long-term shareholder value and attract and retain employees by providing a competitive compensation package through a combination of base salary, annual cash incentives, long-term equity incentives and other benefits.

The Compensation Committee has adopted a flexible approach to compensation that is consistent with its stated compensation philosophy and that allows the Company to respond to the evolving business environment. As a result, the allocation of the components of compensation awarded to the Company’s Named Executive Officers is not pre-determined based on a percentage of total compensation, nor is it exclusively determined based on a review of market compensation.

An evaluation of the Senior Executive Officers is conducted annually on a basis substantially consistent with that used to evaluate the Company’s other employees (excepting only the Chief Executive Officer and the Company’s sales forces). The Compensation Committee makes compensation decisions after reviewing the performance of the Company and carefully evaluating each Senior Executive Officer’s performance during the year as measured by the Chief Executive Officer against stated goals, core competencies and feedback from colleagues, as described in greater detail below (the “Performance Review Process”). The potential ratings that may be assigned to each Senior Executive Officer based on his performance in the prior year range from “unacceptable” to “exceeds expectations” (the “Performance Rating”). These Performance Ratings are used to determine merit-based salary increases and long-term equity incentive compensation within pre-established ranges approved by the Compensation Committee. The Chief Executive Officer’s performance is evaluated annually by the Compensation Committee against achievement of pre-established corporate goals and objectives (the “CEO Review”), and the results of this evaluation are used to determine the Chief Executive Officer’s merit-based salary increase and long-term equity incentive compensation.

In determining the annual cash incentive of each Named Executive Officer, the Compensation Committee uses pre-established criteria based on the achievement of specified performance goals, which for 2011 consisted of an adjusted cash net income target, but retains discretion to subject the annual cash incentive of each Named Executive Officer to downward adjustment based on the Senior Executive Officer’s Performance Rating or, in the case of the Chief Executive Officer, the CEO Review.

Oversight of the Compensation Program

The Compensation Committee is responsible for establishing, implementing and overseeing the Company’s compensation programs. As part of this responsibility, the Compensation Committee reviews the Company’s compensation and benefits policies; reviews whether the Company’s compensation policies and plans pose material risks; evaluates the performance of the Chief Executive Officer; evaluates and approves the compensation levels for the Company’s senior executives; and reviews and makes recommendations to the board of directors with respect to the Company’s employee benefits plans, equity-based compensation plans and other incentive arrangements.

Role of the Compensation Committee, Executive Officers and Compensation Consultants in Compensation Decisions

The Compensation Committee makes compensation decisions following the completion of (i) in the case of the Senior Executive Officers, the annual Performance Review Process and (ii) in the case of Mr. Boissonneault, the CEO Review.

It is the philosophy of the Compensation Committee that, in order to promote long-term shareholder value, challenging goals and objectives should be established for the Company’s Named Executive Officers. In accordance with this philosophy, at the beginning of each year the Compensation Committee reviews and establishes annual performance goals and objectives relevant to the compensation of the Chief Executive Officer. In addition, the Chief Executive Officer establishes annual performance objectives for each of the Senior Executive Officers and presents these objectives to the Compensation Committee. At the end of each year, each Named Executive Officer’s performance is evaluated during the annual Performance Review Process or CEO Review, as applicable. Compensation recommendations for the Senior Executive Officers within ranges established by the Compensation Committee are made by the Chief Executive Officer based upon the Performance Ratings assigned to such officers. The Compensation Committee may exercise its discretion to modify any compensation recommended by the Chief Executive Officer. With respect to the Chief Executive Officer, at year-end during the CEO Review, the Compensation Committee measures the Chief Executive Officer’s performance relative to stated annual goals and objectives.

The Chief Executive Officer’s recommendations to the Compensation Committee and the Compensation Committee’s determinations of the Chief Executive Officer’s and the Senior Executive Officers’ compensation are based on each Named Executive Officer’s performance against stated goals and objectives. For 2011, the stated goals and objectives for the Named Executive Officers are summarized below:

•

key operational objectives, such as the implementation of the Company’s Western European strategy following ACTONEL’s loss of exclusivity and the mobilization of the sales organization to support the launch and promotion of significant new products such as LO LOESTRIN FE and ATELVIA;

•

strategic objectives, such as continuing to deliver value to the Company’s shareholders through strategic transactions, such as the refinancing of the Company’s senior secured indebtedness in March 2011 and the announcement of the Company’s share redemption program in November 2011;

•	achieving specific operational goals for the Company or particular business functions, including the development of a comprehensive global manufacturing and supply strategy; and

•	driving performance and inspiring excellence among such officers’ reports and others within the organization.

More specifically, the 2011 goals and objectives for the Named Executive Officers were as follows:

•

Mr. Boissonneault’s goals were to oversee the formulation and implementation of the Company’s Western European strategy following ACTONEL’s loss of exclusivity, develop a comprehensive global manufacturing and supply strategy, prioritize the Company’s product development objectives, address the Company’s relationships with its key strategic partners, optimize the Company’s managed care and promotional strategies, work to achieve Company financial objectives, selectively pursue acquisitions, licensing arrangements and other strategic transactions, further cultivate a responsible Company culture which rewards performance and identifies and develops talent, clarify the Company’s organizational reporting structure, and clearly define and communicate individual and Company goals;

•

Mr. Herendeen’s goals were to identify and execute strategic transactions that deliver value to the Company’s shareholders, such as the refinancing of the Company’s senior secured indebtedness in March 2011 and the announcement of the Company’s share redemption program in November 2011, oversee the Company’s investor relations efforts and ensure that the Company clearly communicates to the investment community, the Company’s board of directors and other stakeholders its business strategy and value proposition, and implement selected other tax and strategic initiatives;

•

Mr. Reichel’s goals were to oversee the launch and promotion of the Company’s new products, LO LOESTRIN FE and ATELVIA, implement new compliance initiatives and sales force recruiting and development strategies, reorganize and optimize the Company’s U.S. sales operations to improve reach and execution, and drive improvements in key performance metrics for certain of the Company’s currently promoted products, including ASACOL, ESTRACE CREAM and ENABLEX;

•

Mr. Bruno’s goals were to selectively pursue acquisitions, licensing arrangements and other strategic business development opportunities that complement the Company’s existing product portfolio and business objectives, direct the Company’s ANDA litigation matters in a manner consistent with the Company’s strategic focus, oversee the Company’s human resources initiatives designed to further cultivate a responsible Company culture which rewards performance and identifies and develops talent, and direct certain other legal, procurement and strategic initiatives; and

•

Mr. Fawzi’s goals were to achieve key clinical milestones with respect to the Company’s significant research and development projects, improve interdisciplinary coordination and communication within the research and development organization, including the communication of the Company’s key product development priorities, and continue to build a best-in-class global quality control and quality assurance organization.

At the end of 2011, the Compensation Committee reviewed the Chief Executive Officer’s performance against his stated goals and determined the appropriate merit increase in base salary and 2012 equity incentive award for him. The Compensation Committee also reviewed the Chief Executive Officer’s evaluation of the performance of Mr. Herendeen against his goals and Performance Rating. Based on this review, the Compensation Committee determined the appropriate merit increase in base salary and 2012 equity incentive award for Mr. Herendeen. Due to their departures on December 31, 2011, Messrs. Reichel, Bruno and Fawzi were not eligible to receive, and did not receive, merit increases in base salary or 2012 equity awards.

The Compensation Committee may engage or seek the advice of compensation consultants from time to time as the need arises. For example, in 2010, the Compensation Committee engaged Frederic W. Cook to review the market competitiveness of the Company’s long-term equity incentives awarded under its Equity Incentive Plan, including, but not limited to, the target salary multiples and equity vehicle mix. Based upon Frederic W. Cook’s recommendations, the Compensation Committee revised the Company’s long-term equity incentives awarded under its Equity Incentive Plan beginning in 2011 as described below under “Long-Term Equity Incentives.” During 2011, the Compensation Committee did not engage or seek advice from any compensation consultants.

Say-on-Pay

The Company and its board of directors value the opinions of shareholders. At the 2011 annual general meeting of shareholders, shareholders had the opportunity to vote, on an advisory basis, on (i) the compensation of the Company’s named executive officers (“say-on-pay”) and (ii) the frequency with which the Company would hold future say-on-pay votes. More than 92% of the votes cast by shareholders on the Company’s 2011 say-on-pay proposal were in support of the Company’s compensation program. Due to the support of shareholders, the Compensation Committee did not make any material changes to the compensation program for its named executive officers. In addition, consistent with the majority of the votes cast by shareholders on the frequency with which to hold a say-on-pay vote, the Company decided to hold an annual say-on-pay vote. Accordingly, a say-on-pay proposal can be found in this Proxy Statement (see “Proposal 3”).

Elements of Compensation

The Compensation Committee believes that the Company’s executive compensation practices must promote the creation of long-term shareholder value, reward performance and assist the Company in the retention of key employees. Based on these objectives, the Company employs both equity-based compensation mechanisms, in the form of performance-vesting restricted shares and share units, time-vesting restricted shares and share units and time-vesting option grants, and cash-based mechanisms, in the form of base salaries and cash incentives.

Component	Type	Purpose
Base Salary	Cash; Fixed	Recruitment and retention

Annual Cash Incentives	Cash; Performance-Based	Rewards performance

Long-Term Equity Incentives	Equity; Performance-Based	Rewards long-term performance; promotes the creation of shareholder value; retention

Retirement and Other Benefits	Cash; Fixed	Retirement planning; retention

In determining the appropriate mix of cash and equity compensation for the Named Executive Officers, the Compensation Committee considers a number of factors, including: the past performance and contribution of the Named Executive Officers, the desired future performance focus, the dilutive effects of cash- and equity-based compensation and the retentive value of cash- versus equity-based compensation.

Consistent with the emphasis on direct compensation over indirect compensation, in 2011, the Company did not generally provide the Named Executive Officers with perquisites or benefits not commonly available to all employees of the Company, except as described below under “Other Benefits.”

The Company has employment agreements with each of the Named Executive Officers. These arrangements as well as the other key elements of, and factors considered in determining, 2011 compensation are discussed below.

Base Salary

The employment agreements with the Named Executive Officers specify minimum annual base salaries and provide that base salaries may not be reduced below these minimum amounts. At the end of 2011, these minimum base salaries were $800,000 for Mr. Boissonneault, $375,000 for Mr. Herendeen, $498,739 for

Messrs. Reichel and Bruno and $512,500 for Mr. Fawzi. The base salaries paid to the Named Executive Officers in 2011 were as follows: Mr. Boissonneault, $1,032,500; Messrs. Herendeen, Reichel and Bruno, each $498,739; and Mr. Fawzi, $512,500. These amounts are shown in the “Salary” column of the Summary Compensation Table.

The Compensation Committee annually determines merit increases in base salary. Compensation decisions are made after the annual Performance Review Process or CEO Review, as applicable, for the Named Executive Officer is completed. As discussed above, the Performance Review Process yields a Performance Rating for each Senior Executive Officer. These Performance Ratings are used to determine merit-based salary increases, if any, for the Senior Executive Officers, and the Compensation Committee’s assessment of the Chief Executive Officer’s performance pursuant to the CEO Review is used to determine the merit-based salary increase, if any, for Mr. Boissonneault. With respect to 2011 performance, the Compensation Committee determined that Messrs. Boissonneault and Herendeen each be awarded a 2012 merit base salary increase equal to 3% of such Named Executive Officer’s 2011 base salary. In determining the increases for 2012, the Compensation Committee took note of the substantial contributions of such officers to, among other things, the promotional launches of two significant new products, the implementation of the Company’s Western European restructuring plan and the successful refinancing of the Company’s senior secured indebtedness during 2011.

Annual Cash Incentives

Annual cash incentives are a core component of the Company’s compensation program. Each participating Named Executive Officer’s 2011 annual cash incentive was based on the Company’s achievement of the adjusted cash net income target (“Target CNI”) for 2011 established by the Compensation Committee (as more fully discussed below), subject to the reduction of any such awards by the Compensation Committee based on its assessment of the executive officer’s personal performance or such other factors as the Compensation Committee might determine warrant an incentive reduction.

Under the terms of their respective employment agreements, each of Messrs. Boissonneault and Herendeen has a minimum target annual cash incentive opportunity expressed as a percentage of base salary (85% for Mr. Boissonneault and 50% for Mr. Herendeen). At the beginning of 2011, the Compensation Committee established annual cash incentive targets with respect to 2011 for the Named Executive Officers and principles for determining performance-dependent multipliers to be applied to those targets under the Company’s Management Incentive Plan approved by the Company’s shareholders in August 2009. Under the Management Incentive Plan, the Compensation Committee may make annual and long-term incentive awards to the Named Executive Officers that, assuming compliance with the terms of the plan, qualify as “performance-based compensation” that the Company may deduct under Section 162(m) of the Internal Revenue Code of 1986 (the “Internal Revenue Code”). With respect to 2011, the Compensation Committee approved the following annual cash incentive targets for the Named Executive Officers, expressed as a percentage of such officer’s 2011 base salary:

	% of 2011 Base Salary
Named Executive Officer	Threshold Cash Incentive	Target Cash Incentive	Maximum Cash Incentive
Roger M. Boissonneault	80%	100%	120%
Paul Herendeen	60%	75%	90%
W. Carl Reichel	60%	75%	90%
Anthony D. Bruno	60%	75%	90%
Mahdi B. Fawzi	60%	75%	90%

Each Named Executive Officer was eligible to receive his threshold incentive award upon achievement of 85% of the Target CNI for 2011, and his maximum incentive award upon achievement of greater than 120% of the Target CNI for 2011.

In March 2011, the Compensation Committee set Target CNI for 2011 at $921 million, and established that actual adjusted cash net income (“Actual CNI”) for 2011 for purposes of measurement against Target CNI for 2011 will be calculated as follows: reported net income of the Company under U.S. GAAP, plus (A) the expense reported for amortization or write-down of identified intangible assets multiplied by one minus the marginal tax rate specifically associated with such book amortization or write-down of intangible assets, plus (B) the amount of interest expense attributable to the amortization or write-down of deferred financing costs multiplied by one minus the marginal tax rate specifically associated with such amortization or write-down of deferred financing costs, as adjusted to eliminate the after-tax impact of (i) litigation or regulatory settlements, (ii) non-budgeted business development transactions and (iii) extraordinary or non-recurring items such as strategic decisions intended to enhance future performance. The Compensation Committee determined that cash net income was the appropriate metric for the determination of the 2011 annual cash incentives paid to the Named Executive Officers based, in large part, on the fact that as a result of the Company’s historically significant annual non-cash amortization and deferred financing expenses, cash net income is one of the primary financial metrics reported by the Company and used by the investment community to assess the Company’s performance.

Under the terms of Messrs. Reichel, Bruno and Fawzi’s amended and restated employment agreements executed in 2011 in connection with the announcements of their expected departures on December 31, 2011 (the “Amended and Restated Agreements”), it was agreed that in the beginning of 2012, the Compensation Committee would determine, in its sole discretion, whether such officers would be eligible to receive any annual cash incentive award with respect to 2011. In February 2012, the Compensation Committee determined that no annual cash incentive payment would be made to Messrs. Reichel, Bruno and Fawzi based on the Company’s Actual CNI for 2011.

Based on Actual CNI for 2011 exceeding Target CNI for 2011 and the Compensation Committee’s assessment of the individual performance of Messrs. Boissonneault and Herendeen during 2011, the Compensation Committee awarded them the following 2011 annual cash incentives: Mr. Boissonneault, $1,032,500 (equal to 100% of his 2011 base salary) and Mr. Herendeen, $374,054 (equal to 75% of his 2011 base salary). Payment of these awards was made in March 2012. The annual cash incentives paid to these Named Executive Officers with respect to 2011 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Equity Incentives

Equity incentive awards are granted to the Company’s eligible Named Executive Officers under its Equity Incentive Plan. The Company’s Equity Incentive Plan provides that awards may be granted to participants in, among others, the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine: (i) options, (ii) stock appreciation rights, (iii) share awards, (iv) share units and (v) dividend equivalent rights.

Equity Grant Practices

The Compensation Committee believes that the use of equity incentives as a significant part of total compensation promotes the creation of long-term shareholder value, supports the Company’s compensation philosophy of rewarding performance and increases retention.

Unlike the performance criteria applicable to the Company’s annual cash incentive awards, the Company’s process for determining annual equity incentive awards does not rely on formulaic performance goals or objectives nor is any specific weighting assigned to a particular goal or objective when evaluating the performance of a Named Executive Officer. Instead, annual equity incentive awards are determined by the Compensation Committee after a discretionary evaluation of each eligible Named Executive Officer’s performance against disclosed goals and objectives.

Under the Company’s annual equity award program, the Compensation Committee acts each year to review and approve grants of restricted ordinary shares, share units and/or stock options to purchase ordinary shares to the Company’s eligible Named Executive Officers, based on such officer’s performance in the prior fiscal year.

2012 Equity Incentive Awards Based on 2011 Performance

In accordance with the process described above, in early 2012, the Compensation Committee evaluated the performance of Messrs. Boissonneault and Herendeen with respect to 2011 and granted each of Messrs. Boissonneault and Herendeen an equity incentive award in respect of his 2011 performance, with 34% of the value denominated in time-vesting restricted shares, 33% of the value denominated in performance-vesting restricted shares and 33% of the value denominated in options to purchase shares. Mr. Boissonneault was granted 85,740 time-vesting restricted shares, 83,220 performance-vesting restricted shares and 211,740 options to purchase shares. On the date of the grant, the aggregate fair value of the award was approximately $4,254,000. Mr. Herendeen was granted 29,700 time-vesting restricted shares, 28,820 performance-vesting restricted shares and 73,330 options to purchase shares. On the date of the grant, the aggregate fair value of Mr. Herendeen’s award was approximately $1,473,500.

Each of the awards described above vests ratably over four years, subject, in the case of performance awards, to the achievement of annual performance targets. These equity awards granted in 2012 are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table as such tables address only equity compensation awards granted during 2011, but will be reflected in the Company’s 2013 proxy statement.

2011 Equity Incentive Awards Based on 2010 Performance

Included in the Summary Compensation Table and the Grants of Plan-Based Awards Table in this Proxy Statement are equity compensation awards granted during 2011 in respect of 2010 performance. The following describes the process used for determining the amount of the annual equity incentive award for each Named Executive Officer granted in 2011 in respect of 2010 performance. In order to determine the amount of the annual equity incentive award for each Named Executive Officer to be granted in 2011, the Compensation Committee evaluated each officer’s performance in 2010. The Compensation Committee reviewed the performance of the Company and carefully evaluated each Senior Executive Officer’s performance during 2010 as measured by the Chief Executive Officer against stated goals, core competencies and feedback from colleagues, as described in greater detail below. For the Chief Executive Officer, the Compensation Committee assessed his performance against pre-established corporate goals and objectives.

For 2010, the stated goals and objectives for the Named Executive Officers are summarized below:

•

key operational objectives, such as the timely completion of the integration of the global branded pharmaceuticals business (“PGP”) of The Procter & Gamble Company (“P&G”), the approval and launch of significant products under development and the reorganization of the sales forces to support new product launches;

•

strategic objectives, such as continuing to develop the product pipeline through product in-licensing, acquisitions and partnership opportunities within the Company’s franchises or in market segments similar to its current therapeutic markets;

•	achieving specific operational goals for the Company or particular business functions led by a senior executive, including improved productivity, simplification and risk management; and

•	achieving excellence in their organizational structure and among their employees.

More specifically, the 2010 goals and objectives for the Named Executive Officers were as follows:

•	Mr. Boissonneault’s goals were to complete the integration of the PGP and legacy Warner Chilcott businesses, including the establishment of the global infrastructure necessary to support the consolidated organization, terminate the Company’s transition services agreement with P&G, oversee the reorganization and optimization of the Company’s sales forces following the acquisition of PGP to focus on key promotional priorities and to address certain key matters relating to the Company’s product supply chain;

•

Mr. Herendeen’s goals were to complete the integration of the PGP and legacy Warner Chilcott tax, finance and accounting functions, substantially reduce the Company’s reliance on third-party consultants utilized during the integration of PGP and to implement selected other tax and information technology initiatives;

•

Mr. Reichel’s goals were to reorganize the Company’s U.S. sales forces to focus on key promotional priorities, optimize the Company’s U.S. sales operations unit to support the reorganized sales forces, add depth to mid-level U.S. sales force management teams and implement selected other promotional initiatives;

•

Mr. Bruno’s goals were to in-license or acquire new products to complement the existing product portfolio, such as the U.S. rights to ENABLEX, direct the Company’s ANDA litigation matters in a manner consistent with the Company’s strategic objectives, complete the integration of the PGP and legacy Warner Chilcott human resources function and compensation practices, and oversee certain other human resources, legal, procurement and information technology initiatives; and

•

Mr. Fawzi’s goals were to integrate the Company’s global research and development capabilities, assemble a state-of-the-art global quality control and quality assurance organization and deliver on key clinical milestones with respect to the Company’s significant products under development.

At the end of 2010, each Named Executive Officer’s performance was evaluated during the annual Performance Review Process or CEO Review, as applicable. Compensation recommendations for the Senior Executive Officers within ranges established by the Compensation Committee were made by the Chief Executive Officer based upon the Chief Executive Officer’s assessment of each such officer’s performance relative to the stated goals and objectives for such officer. The Compensation Committee had discretion to modify any compensation recommended by the Chief Executive Officer. With respect to the Chief Executive Officer, the Compensation Committee established performance goals and objectives and, pursuant to the CEO Review at year-end, measured the Chief Executive Officer’s performance relative to the stated goals and objectives for the Chief Executive Officer.

For each Named Executive Officer, the Compensation Committee established an equity incentive award grant target based on a percentage of annual base salary that was used as a guideline in determining the equity incentive award to be granted to such officer. For 2011, equity incentive award grant targets as a percentage of, in the case of the Chief Executive Officer, the Chief Executive Officer’s 2011 base salary and, in the case of the Senior Executive Officers, the average 2011 base salary of the officers in the Company’s executive vice president band, were: Mr. Boissonneault, 425%, and Messrs. Herendeen, Reichel, Bruno and Fawzi, 300%.

Based on applicable multipliers, the actual 2011 equity incentive award that could have been granted to each Senior Executive Officer ranged from zero to 150% of such Senior Executive Officer’s equity incentive award grant target, depending upon the final assessment of the officer’s performance against the 2010 goals and objectives established for the officer, as described above. Mr. Boissonneault’s multiplier was determined by the Compensation Committee’s annual assessment of his performance against the 2010 goals and objectives established for him, as described above. Based on Mr. Boissonneault’s evaluation of the performances of Messrs. Herendeen, Reichel, Bruno and Fawzi against their 2010 goals and objectives described above and the Compensation Committee’s review of this assessment, the Compensation Committee applied multipliers of 100%, 100%, 100% and 90%, respectively, to the applicable officer’s target equity incentive award in 2011. Based on the Compensation Committee’s assessment of Mr. Boissonneault’s favorable performance against his 2010 goals and objectives, the Compensation Committee applied a multiplier of 100% to his equity incentive award grant target in 2011. As in prior years, Mr. Boissonneault and the Compensation Committee exercised significant subjectivity and discretion in assessing the level of performance and translating that performance into a multiplier deemed appropriate based on that assessment. Given the Compensation Committee’s independence and oversight of this process, as well as the forward-looking retention and performance objectives served by the annual equity incentive award grants, the Company believes this discretion provided latitude for the exercise of an appropriate level of business judgment.

Once the Compensation Committee established the dollar value of each Named Executive Officer’s award, the Company used the Black-Scholes value of the options to determine how many options to grant and the closing stock price of an ordinary share on NASDAQ on the grant date to determine how many time-vesting restricted shares and performance-vesting restricted shares to grant. The exercise price of each option awarded was equal to the closing price of an ordinary share on the date of grant.

The equity incentive awards made to the Named Executive Officers in 2011 with respect to 2010 performance consisted of 34% time-vesting restricted shares, 33% performance-vesting restricted shares and 33% options to purchase shares. 2011 was the first year in which this mix of equity vehicles was awarded. Based on the recommendation of Frederic W. Cook made in 2010, the Compensation Committee incorporated performance awards into the equity vehicle mix to better serve the goals of the Company’s compensation program.

Mr. Boissonneault was granted 59,660 time-vesting restricted shares, 57,910 performance-vesting restricted shares and 143,240 options to purchase shares. On the date of the grant, the aggregate fair value of the award was approximately $4,388,500. Messrs. Herendeen, Reichel and Bruno were each granted 20,490 time-vesting restricted shares, 19,880 performance-vesting restricted shares and 49,180 options to purchase shares. Mr. Fawzi was granted 18,440 time-vesting restricted shares, 17,900 performance-vesting restricted shares and 44,260 options to purchase shares. On the date of the grant, the aggregate fair value of each of the awards of Messrs. Herendeen, Reichel and Bruno was approximately $1,507,000, and the aggregate fair value of Mr. Fawzi’s award was approximately $1,356,500.

Each of the awards described above vests ratably over four years, subject, in the case of performance awards, to the achievement of annual performance targets.

In March 2011, the Compensation Committee set the target for determining the number of performance-vesting restricted shares and share units, if any, that would vest with respect to performance in 2011 at Target CNI of $921 million, and established that Actual CNI for purposes of measurement against Target CNI would be calculated as described above under “Annual Cash Incentives”. Based on Actual CNI for 2011 exceeding Target CNI for 2011, 100% of the performance-vesting restricted shares that were eligible to vest with respect to the 2011 performance year vested. In February 2012, the following number of performance-vesting restricted shares vested: for Mr. Boissonneault, 14,477 shares; and for Mr. Herendeen, 4,970 shares. Under the terms of Messrs. Reichel, Bruno and Fawzi’s respective Amended and Restated Agreements, it was agreed that with respect to performance-vesting restricted shares, upon such officer’s termination (i) up to the following number of performance-vesting restricted shares would be eligible to vest, subject to the achievement of annual performance targets: Mr. Reichel, 2,485 shares; Mr. Bruno, 2,485 shares; and Mr. Fawzi, 2,237 shares, and (ii) each such officer would forfeit the remainder of his performance-vesting restricted shares. Based on Actual CNI for 2011 exceeding Target CNI for 2011, in February 2012 each of Messrs. Reichel, Bruno and Fawzi vested in all of his performance-vesting restricted shares that were eligible to vest.

Special Cash Dividend

In September 2010, the Company paid a special cash dividend of $8.50 per share (the “Special Dividend”), delivering value to its shareholders aggregating approximately $2.14 billion, which the Company funded through the issuance of additional term debt and senior notes totaling $2.25 billion. In connection with the Company’s payment of the Special Dividend and pursuant to the terms of the Company’s Equity Incentive Plan, the

Compensation Committee adjusted the exercise price of all option awards outstanding at the time of the payment of the Special Dividend, including those held by the Named Executive Officers. All holders of restricted ordinary shares and share units, including the Named Executive Officers, are entitled to dividends or dividend equivalent rights with respect to their outstanding awards. These dividends or dividend equivalent rights only vest if and when the restricted ordinary shares or share units to which they relate vest. As such, in 2011, holders of restricted ordinary shares and share units, including the Named Executive Officers, received their Special Dividend with respect to restricted ordinary shares and share units that vested in 2011.

Other Benefits

Retirement Plans

The Named Executive Officers are (or, in the cases of Messrs. Reichel, Bruno and Fawzi, were prior to their departure) eligible to participate in the Company’s tax-qualified 401(k) Savings Plan. In accordance with the terms of the Company’s 401(k) Savings Plan and subject to certain limitations imposed by the Internal Revenue Service, the Company matches, in cash, 75% of amounts contributed to the plan by each plan participant, up to 6% of such participant’s base salary. The matching contributions paid to the Named Executive Officers in 2011 are included in the “All Other Compensation” column of the Summary Compensation Table.

Perquisites

The Compensation Committee has approved an annual housing allowance for Mr. Boissonneault in the amount of $50,000, net of tax, to reimburse him for expenses he incurs as a result of the substantial time that he is required to spend managing Company operations in Ireland. Named Executive Officers are (or, in the cases of Messrs. Reichel, Bruno and Fawzi, were prior to their departure) also provided with automobiles and are permitted to use the corporate aircraft for business travel. Since Named Executive Officers do not have access to the corporate aircraft for personal use, it is not considered a perquisite. However, depending on seat availability, family members may travel on the Company’s aircraft to accompany executives who are traveling on business. There is de minimis incremental aggregate cost to the Company for this perquisite, and such costs, if any, are included in the “All Other Compensation” column of the Summary Compensation Table.

Employment and Severance Agreements

As discussed earlier, the Named Executive Officers have employment agreements that specify minimum base salaries and, in the case of Messrs. Boissonneault and Herendeen, minimum target annual cash incentive opportunities. These agreements were initially adopted and approved by the Sponsors at the time of the 2005 leveraged buyout, except for the agreement with Mr. Fawzi, which was initially entered into in connection with the commencement of his employment in October 2009.

The agreements of Messrs. Boissonneault and Herendeen provide for certain payments in the event of a termination of employment by the Company without cause or by reason of death or disability, or a termination by the executive officer for good reason, or a termination by the Company without cause or by the executive officer for good reason following a change of control. The agreements also contain substantial restrictive covenants. The Company believes these arrangements benefit the Company by clarifying the terms of employment and ensuring that the Company is protected by noncompete, nonsolicitation and nondisclosure provisions. Where a change of control is a possibility, they also serve to minimize the distraction that can be caused by a potential transaction and reduce the risk that critical executive officers will leave the organization before a transaction closes. Effective in August 2011, the Company amended the employment agreements of Messrs. Boissonneault and Herendeen in order to reflect its name change to Warner Chilcott plc as a result of its 2009 redomestication, delete inoperative provisions and bring the agreements into compliance with recent guidance under Section 409A of the Internal Revenue Code. None of the modifications altered the Company’s rights or obligations or the rights or obligations of the officers under these agreements.

In light of the anticipated departures of Messrs. Reichel, Bruno and Fawzi, the Company entered into Amended and Restated Agreements with Mr. Fawzi in June 2011 and with each of Messrs. Reichel and Bruno in August 2011. Under the terms of their Amended and Restated Agreements, each of Messrs. Reichel, Bruno and Fawzi are entitled to the following benefits, in addition to his respective accrued rights, upon his departure: a cash severance amount of $1,794,494 for Messrs. Reichel and Bruno and $1,850,000 for Mr. Fawzi; accelerated vesting of a portion of his outstanding equity awards scheduled to vest in the first quarter of 2012 in accordance with the terms of his respective outstanding equity award agreements; up to 24 months of continued health benefits at the Company’s expense and continued life insurance coverage until December 31, 2013. Each of Messrs. Reichel, Bruno and Fawzi are restricted from soliciting Company employees pursuant to their respective Amended and Restated Agreements until December 31, 2013.

In addition to the agreements described above, the equity award agreements that govern stock option, time-vesting restricted share and performance-vesting restricted share grants to the Named Executive Officers contain provisions regarding forfeiture. Awards granted after June 2010 will not automatically vest upon a change in control of the Company, but instead will vest only in the event of certain qualifying terminations of employment within one year after a change in control.

The provisions of the agreements noted above are described and quantified under the heading “Potential Payments and Benefits upon a Termination of Employment or a Change of Control” in this Proxy Statement.

Material Tax and Accounting Considerations

In designing its compensation programs, the Compensation Committee takes into consideration the potential tax and accounting effect that each element will or may have on the Company, the executive officers, the other employees as a group and the Company’s shareholders, as well as the overall expense related to its compensation programs as a whole. The number and class of shares available under the Company’s Equity Incentive Plan and/or subject to outstanding equity awards will also be adjusted by the Compensation Committee to prevent dilution or enlargement of rights in the event of various changes in the Company’s capitalization.

The Company has adopted the provisions of ASC 718. All share-based payments to employees, including grants of employee options, restricted shares and share units, are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their vesting periods. For a description of assumptions used in calculating annual recognition of share-based compensation, see “Note 14” to the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2011, included in the Annual Report.

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer), unless such amount qualifies as “performance-based compensation” pursuant to certain specified requirements. The Company expects that payments to each of the Company’s executive officers will generally comply with the rules of Section 162(m) and, in that regard, its policy is to structure compensation to be deductible to the extent feasible and consistent with its overall compensation objectives. However, maintaining tax deductibility is not the sole consideration taken into account by the Compensation Committee in determining what compensation arrangements are in the best interests of the Company and its shareholders. The Compensation Committee can and does approve payments that are not deductible when, in its judgment, such payments are necessary to achieve the Company’s compensation objectives and safeguard shareholder interests, which is the case, for example, with respect to certain base salary amounts and restricted share awards awarded in 2011.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted by the Compensation Committee,

Stephen P. Murray, Chairman

Todd M. Abbrecht

James H. Bloem

John P. Connaughton

Summary Compensation Table for 2011

The following table sets forth, for the years ended December 31, 2009, 2010 and 2011, information regarding the compensation of the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Roger M. Boissonneault Chief Executive Officer and President	2011	1,032,500	—	2,940,426	1,448,156	1,032,500	—	133,195	6,586,777
	2010	1,000,000	—	2,400,121	2,400,087	1,650,000	—	72,223	7,522,431
	2009	960,000	644,000	1,920,006	1,920,038	1,056,000	—	33,014	6,533,058

Paul Herendeen	2011	498,739	—	1,009,654	497,210	374,054	—	27,512	2,407,169
Executive Vice President and Chief Financial Officer	2010	483,040	—	627,770	627,780	648,508	—	24,195	2,411,293
	2009	449,314	283,699	564,161	564,077	370,684	—	27,720	2,259,655

W. Carl Reichel President, Pharmaceuticals	2011	498,739	—	1,009,654	497,210	—	—	2,567,858	4,573,461
	2010	483,040	—	627,770	627,780	648,508	—	25,845	2,412,943
	2009	468,971	285,173	564,161	564,077	386,901	—	23,045	2,292,328

Anthony D. Bruno Executive Vice President, Corporate Development	2011	498,739	—	1,009,654	497,210	—	—	2,571,684	4,577,287
	2010	483,040	—	627,770	627,780	648,508	—	29,251	2,416,349
	2009	449,314	283,699	564,161	564,077	370,684	—	26,308	2,258,243

Mahdi B. Fawzi President, Research and Development	2011	512,500	—	908,863	447,469	—	—	2,021,367	3,890,199
	2010	500,000	—	—	—	412,500	—	5,815	918,315
	2009	99,817	100,000	604,374	604,319	90,000	—	—	1,498,510

(1)	Amounts shown include the grant date value for financial statement reporting purposes for the fiscal years presented, in accordance with ASC 718, in respect of share awards and option awards, as applicable. Amounts shown do not reflect (i) the incremental fair value, calculated in accordance with ASC 718, related to the modification of awards of restricted ordinary shares and options that vested or remained eligible to vest upon the departures of Messrs. Reichel, Bruno and Fawzi, which is reported in the “All Other Compensation” column above, or (ii) the compensation actually received by the Named Executive Officers. Assumptions used in the calculation of these amounts for 2011, 2010 and 2009 are included in “Note 14” to the Notes to the Company’s Consolidated Financial Statements for the years ended December 31, 2011, 2010 and 2009, respectively, included in the Company’s annual reports on Form 10-K filed on February 24, 2012, February 25, 2011 and March 1, 2010, respectively.

(2)	As a result of their respective departures from the Company on December 31, 2011, each of Messrs. Reichel and Bruno forfeited 35,324 shares granted in 2011, having an aggregate grant date value of $883,453, and 43,033 options granted in 2011, having an aggregate grant date value of $435,064, and Mr. Fawzi forfeited 31,798 shares granted in 2011, having an aggregate grant date value of $795,268, and 38,728 options granted in 2011, having an aggregate grant date value of $391,540. In addition, as a result of their respective departures from the Company on December 31, 2011, each of Messrs. Reichel, Bruno and Fawzi forfeited 26,188, 26,188 and 13,150 shares granted prior to 2011, respectively, and 66,875, 66,875 and 32,915 options granted prior to 2011, respectively.

(3)	For 2011, amounts shown reflect annual cash incentives earned by Messrs. Boissonneault and Herendeen with respect to 2011 performance that were paid in 2012. In February 2012, the Compensation Committee determined that no annual cash incentive payment would be made to Messrs. Reichel, Bruno and Fawzi based on the Company’s Actual CNI for 2011, following their respective departures from the Company on December 31, 2011.

(4)	The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2011:

Name	Contributions Under 401(k) Savings Plan(i) ($)	Personal Use of Company Automobile(ii) ($)	Housing Allowance(iii) ($)	Payments Upon Termination(iv) ($)	Other ($)
Roger M. Boissonneault	11,025	31,199	86,625	—	4,346	(v)
Paul Herendeen	11,025	16,487	—	—	—
W. Carl Reichel	11,025	15,068	—	2,503,401	38,364	(vi)
Anthony D. Bruno	11,025	18,894	—	2,503,401	38,364	(vi)
Mahdi B. Fawzi	—	8,452	—	1,973,492	39,423	(vi)

(i)	Represents the annual contribution of the Company under the terms of its 401(k) Savings Plan. Under the terms of the 401(k) Savings Plan, the Company will match up to 75% of the first 6% of salary compensation contributed by each employee, subject to IRS limitations.

(ii)	Represents the incremental cost to the Company attributable to the personal use by the Named Executive Officers of Company automobiles.

(iii)	The Compensation Committee previously approved an annual housing allowance for Mr. Boissonneault in the amount of $50,000, net of tax, to reimburse him for expenses he incurs as a result of the substantial time that he is required to spend managing Company operations in Ireland. The amount set forth in the table above includes Mr. Boissonneault’s annual housing allowance for 2011 and an additional $36,625 representing reimbursements paid by the Company to Mr. Boissonneault for taxes associated with the annual housing allowance.

(iv)	Includes the following amounts accrued during 2011 with respect to payments to be made to each of Messrs. Reichel, Bruno and Fawzi under the terms of their respective Amended and Restated Agreements as a result of their departures from the Company on December 31, 2011: (a) cash severance payments of $1,794,494 for each of Messrs. Reichel and Bruno and $1,850,000 for Mr. Fawzi and (b) the value of continued health and welfare benefits in the amount of $47,796 for each of Messrs. Reichel and Bruno and $34,690 for Mr. Fawzi. In addition, includes (x) for each of Messrs. Reichel and Bruno, $556,858, and for Mr. Fawzi, $88,802, representing the incremental fair value, calculated in accordance with ASC 718, related to the modification of awards of restricted ordinary shares and options that vested or remained eligible to vest upon the departures of such officers in accordance with their respective Amended and Restated Agreements, but would otherwise have been forfeited under the terms of the original award agreements and (y) for each of Messrs. Reichel and Bruno, payments with respect to such awards of $104,253 that were payable upon vesting as a result of the Special Dividend. Assumptions used in the calculation of the incremental fair value of such shares and options are included in “Note 14” to the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2011 included in the Annual Report.

(v)	In 2011, family members of Mr. Boissonneault accompanied him on the Company’s aircraft on certain business trips. The amount shown in the “Other” column represents the resulting aggregate incremental cost to the Company for Mr. Boissonneault’s family members to accompany him on such trips. A portion of the amount shown represents the U.S. dollar equivalent of the applicable Euro value, based on the exchange rate in effect as of December 31, 2011 of 1 Euro = 1.29485 USD.

(vi)	Represents accrued but unused vacation days payable to each of Messrs. Reichel, Bruno and Fawzi under their respective Amended and Restated Agreements and consistent with Company policy following their departures from the Company on December 31, 2011.

Grants of Plan-Based Awards Table for 2011

The following table sets forth information concerning the Named Executive Officers’ 2011 annual cash incentive award opportunities and 2011 grants of restricted ordinary shares and stock options under the Warner Chilcott Equity Incentive Plan.

Name	Grant Date	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
			Thres- hold ($)(1)	Target ($)	Maxi- mum ($)	Thres- hold (#)(3)	Target (#)	Maxi- mum (#)
Roger M. Boissonneault	—	—	826,000	1,032,500	1,239,000	—	—	—	—	—	—	—
	2/17/2011	1/26/2011	—	—	—	46,328	57,910	57,910	—	—	—	1,448,329
	2/17/2011	1/26/2011	—	—	—	—	—	—	59,660	—	—	1,492,097
	2/17/2011	1/26/2011	—	—	—	—	—	—	—	143,240	25.01	1,448,156

Paul Herendeen	—	—	299,243	374,054	448,865	—	—	—	—	—	—	—
	2/17/2011	1/26/2011	—	—	—	15,904	19,880	19,880	—	—	—	497,199
	2/17/2011	1/26/2011	—	—	—	—	—	—	20,490	—	—	512,455
	2/17/2011	1/26/2011	—	—	—	—	—	—	—	49,180	25.01	497,210

W. Carl Reichel	—	—	299,243	374,054	448,865	—	—	—	—	—	—	—
	2/17/2011	1/26/2011	—	—	—	15,904	19,880	19,880	—	—	—	497,199
	2/17/2011	1/26/2011	—	—	—	—	—	—	20,490	—	—	512,455
	2/17/2011	1/26/2011	—	—	—	—	—	—	—	49,180	25.01	497,210
	—	—	—	—	—	—	—	—	—	—	—	661,111	(9)

Anthony D. Bruno	—	—	299,243	374,054	448,865	—	—	—	—	—	—	—
	2/17/2011	1/26/2011	—	—	—	15,904	19,880	19,880	—	—	—	497,199
	2/17/2011	1/26/2011	—	—	—	—	—	—	20,490	—	—	512,455
	2/17/2011	1/26/2011	—	—	—	—	—	—	—	49,180	25.01	497,210
	—	—	—	—	—	—	—	—	—	—	—	661,111	(9)

Mahdi B. Fawzi	—	—	307,500	384,375	461,250	—	—	—	—	—	—	—
	2/17/2011	1/26/2011	—	—	—	14,320	17,900	17,900	—	—	—	447,679
	2/17/2011	1/26/2011	—	—	—	—	—	—	18,440	—	—	461,184
	2/17/2011	1/26/2011	—	—	—	—	—	—	—	44,260	25.01	447,469
	—	—	—	—	—	—	—	—	—	—	—	88,802	(9)

(1)	Assumes executives are eligible for an annual cash incentive award under the Management Incentive Plan based on the Company’s Actual CNI achieved in the year ended December 31, 2011. In February 2012, the Compensation Committee determined that no annual cash incentive payment would be made to Messrs. Reichel, Bruno and Fawzi based on the Company’s Actual CNI for 2011, following their respective departures from the Company on December 31, 2011.

(2)	Represents the range of potential annual cash incentive awards payable to each of the Named Executive Officers under the Management Incentive Plan based on the Company’s Actual CNI achieved in the year ended December 31, 2011. See the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the annual cash incentive, if any, earned by the Named Executive Officers in 2011 and paid in 2012.

(3)	Assumes performance-vesting restricted shares are eligible to vest based on the Company’s achievement of minimum applicable performance targets.

(4)	Represents grants of performance-vesting restricted shares made in 2011 under the Equity Incentive Plan, as more fully described under “Compensation Discussion and Analysis.” Up to 25% of the award is eligible to vest in each of the four years following the date of grant, depending upon the achievement of annual performance targets. As a result of their respective departures from the Company on December 31, 2011, each of Messrs. Reichel and Bruno forfeited 17,395 performance-vesting restricted shares granted in 2011, having an aggregate grant date value of $435,049, and Mr. Fawzi forfeited 15,663 performance-vesting restricted shares granted in 2011, having an aggregate grant date value of $391,732.

(5)	Represents grants of time-vesting restricted shares made in 2011 under the Equity Incentive Plan, as more fully described under “Compensation Discussion and Analysis,” that vest ratably over four years on the anniversary of the date of grant. As a result of their respective departures from the Company on December 31, 2011, each of Messrs. Reichel and Bruno forfeited 17,929 time-vesting restricted shares granted in 2011, having an aggregate grant date value of $448,404, and Mr. Fawzi forfeited 16,135 time-vesting restricted shares granted in 2011, having an aggregate grant date value of $403,536.

(6)	Represents grants of options to purchase ordinary shares made in 2011 under the Equity Incentive Plan, as more fully described under “Compensation Discussion and Analysis,” that vest ratably over four years on the anniversary of the date of grant. As a result of their respective departures from the Company on December 31, 2011, each of Messrs. Reichel and Bruno forfeited 43,033 options granted in 2011, having an aggregate grant date value of $435,064, and Mr. Fawzi forfeited 38,728 options granted in 2011, having an aggregate grant date value of $391,540.

(7)	Represents the closing market price of the underlying ordinary shares on the date of the grant.

(8)	Amounts shown represent the grant date value for financial statement reporting purposes for the 2011 fiscal year, in accordance with ASC 718, in respect of grants of restricted ordinary shares and options to purchase ordinary shares, as applicable, granted on February 17, 2011. Assumptions used in the calculation of these amounts are included in “Note 14” to the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2011, included in the Annual Report.

(9)	Represents (i) the aggregate incremental fair value, calculated in accordance with ASC 718, of restricted ordinary shares and options that vested or remained eligible to vest upon the departures of Messrs. Reichel, Bruno and Fawzi from the Company on December 31, 2011 in accordance with their respective Amended and Restated Agreements, but would otherwise have been forfeited under the terms of the original award agreements and (ii) for each of Messrs. Reichel and Bruno, payments with respect to such awards of $104,253 that were payable upon vesting as a result of the Special Dividend. The applicable awards were deemed to be modified upon the departures of Messrs. Reichel, Bruno and Fawzi on December 31, 2011, and the aggregate incremental fair value resulting from such modification is included in the “All Other Compensation” column of the Summary Compensation Table. The number of shares and options that vested or remained eligible to vest as a result of such modification are included in the Outstanding Equity Awards at Fiscal Year-End Table and the accompanying footnotes. Assumptions used in the calculation of the incremental fair value of such shares and options are included in “Note 14” to the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2011 included in the Annual Report.

Outstanding Equity Awards at Fiscal Year-End Table for 2011

The following table sets forth information concerning unexercised options and unvested restricted ordinary shares for each of the Named Executive Officers outstanding as of December 31, 2011. The market value of the shares is based on the closing market price of the ordinary shares as of December 31, 2011 ($15.13).

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(7)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roger M. Boissonneault	479,430	(1)	—		—	15.23	1/18/2015		197,760	(9)	2,992,109	57,910	(10)	876,178
	190,480	(2)	190,480	(2)	—	5.54	1/19/2019		—		—	—		—
	54,202	(3)	162,608	(3)	—	19.58	1/28/2020		—		—	—		—
	—		143,240	(4)	—	25.01	2/16/2021		—		—	—		—

Paul Herendeen	479,430	(5)	—		—	15.23	4/1/2015		58,943	(11)	891,808	19,880	(12)	300,784
	55,960	(2)	55,960	(2)	—	5.54	1/19/2019		—		—	—		—
	14,177	(3)	42,533	(3)	—	19.58	1/28/2020		—		—	—		—
	—		49,180	(4)	—	25.01	2/16/2021		—		—	—		—

W. Carl Reichel	479,430	(1)	—		—	15.23	3/28/2012	(8)	—	(13)	—	2,485	(13)	37,598
	76,945	(2)	—		—	5.54	3/28/2012	(8)	—		—	—		—
	24,810	(3)	—		—	19.58	3/29/2012	(8)	—		—	—		—
	6,147	(4)	—		—	25.01	3/29/2012	(8)	—		—	—		—

Anthony D. Bruno	479,430	(1)	—		—	15.23	3/28/2012	(8)	—	(13)	—	2,485	(13)	37,598
	76,945	(2)	—		—	5.54	3/28/2012	(8)	—		—	—		—
	24,810	(3)	—		—	19.58	3/29/2012	(8)	—		—	—		—
	6,147	(4)	—		—	25.01	3/29/2012	(8)	—		—	—		—

Mahdi B. Fawzi	32,915	(6)	—		—	15.23	3/29/2012	(8)	—	(14)	—	2,237	(14)	33,846
	5,532	(4)	—		—	25.01	3/29/2012	(8)	—		—	—		—

(1)	These options were granted on March 28, 2005, and vested in four equal installments on January 18th of each of the following four years.

(2)	These options were granted on January 20, 2009, and vest in four equal installments on January 20th of each of the following four years. Upon their respective departures from the Company on December 31, 2011, 20,985 of the unvested options held by each of Messrs. Reichel and Bruno vested, and the remaining unvested portion of each award was forfeited.

(3)	These options were granted on January 29, 2010, and vest in four equal installments on January 29th of each of the following four years. Upon their respective departures from the Company on December 31, 2011, 10,633 of the unvested options held by each of Messrs. Reichel and Bruno vested, and the remaining unvested portion of each award was forfeited.

(4)	These options were granted on February 17, 2011, and vest in four equal installments on February 17th of each of the following four years. Upon their respective departures from the Company on December 31, 2011, 6,147 of the unvested options held by each of Messrs. Reichel and Bruno vested, 5,532 of the unvested options held by Mr. Fawzi vested and the remaining unvested portion of each such officer’s award was forfeited.

(5)	These options were granted on April 1, 2005, and vested in four equal installments on April 1st of each of the following four years.

(6)	These options were granted on October 20, 2009, and vest in four equal installments on October 20th of each of the following four years. Upon Mr. Fawzi’s departure on December 31, 2011, the remaining unvested portion of this award was forfeited.

(7)

Pursuant to the terms of the Equity Incentive Plan and the applicable Share Option Award Agreement, the exercise price of each option granted prior to the payment by the Company of the Special Dividend on September 8, 2010 was reduced by $7.75 as a result of the dividend payment. Prior to such reduction, the option exercise price of each option award granted on (i) March 28, 2005 and April 1, 2005 prior to the Company’s initial public offering was $22.98, (ii) January 20, 2009 was equal to the closing market price on the grant date of $13.29, (iii) October 20, 2009 was equal to the closing market price on the grant date of $22.98, and (iv) January 29, 2010 was equal to the closing market price on the grant date of $27.33. The exercise price of the options granted on February 17, 2011 was not adjusted and represents the closing market price of the underlying ordinary shares on the date of the grant.

(8)	Under their respective Share Option Award Agreements, vested but unexercised options held by Messrs. Reichel, Bruno and Fawzi at the expiration of the period ending on the date that is 60 business days (as such term is defined in the applicable Share Option Award Agreement) after their respective departures from the Company on December 31, 2011 shall be forfeited.

(9)	Represents the (i) unvested portion of the 144,470 time-vesting restricted shares granted on January 20, 2009 that vest in four equal installments on January 20th of each of the following four years, (ii) unvested portion of the 87,820 time-vesting restricted shares granted on January 29, 2010 that vest in four equal installments on January 29th of each of the following four years and (iii) 59,660 time-vesting restricted shares granted on February 17, 2011 that vest in four equal installments on February 17th of each of the following four years.

(10)	Represents the unearned and unvested portion of the 57,910 performance-vesting restricted shares granted on February 17, 2011. Up to 25% of the award is eligible to vest in each of the four years following the date of grant, depending upon the achievement of annual performance targets.

(11)	Represents the (i) unvested portion of the 42,450 time-vesting restricted shares granted on January 20, 2009 that vest in four equal installments on January 20th of each of the following four years, (ii) unvested portion of the 22,970 time-vesting restricted shares granted on January 29, 2010 that vest in four equal installments on January 29th of each of the following four years and (iii) 20,490 time-vesting restricted shares granted on February 17, 2011 that vest in four equal installments on February 17th of each of the following four years.

(12)	Represents the unearned and unvested portion of the 19,880 performance-vesting restricted shares granted on February 17, 2011. Up to 25% of the award is eligible to vest in each of the four years following the date of grant, depending upon the achievement of annual performance targets.

(13)	Upon the respective departures from the Company of Messrs. Reichel and Bruno on December 31, 2011, (i) an aggregate of 14,826 of each such officer’s unvested time-vesting restricted shares vested and (ii) 2,485 of each such officer’s unearned and unvested performance-vesting restricted shares granted on February 17, 2011 remained outstanding and eligible to vest, depending upon the achievement of the 2011 annual performance target. Except for the foregoing, all of Messrs. Reichel and Bruno’s unvested shares were forfeited upon such officer’s departure.

(14)	Upon Mr. Fawzi’s departure from the Company on December 31, 2011, 2,305 of his unvested time-vesting restricted shares vested and 2,237 of his unearned and unvested performance-vesting restricted shares granted on February 17, 2011 remained outstanding and eligible to vest, depending upon the achievement of the 2011 annual performance target. Except for the foregoing, all of Mr. Fawzi’s unvested shares were forfeited upon his departure.

Option Exercises and Stock Vested Table for 2011

The following table sets forth the number and value of ordinary shares that vested during 2011. The Named Executive Officers did not exercise any options during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Roger M. Boissonneault	—	—	58,073	(1)	1,372,867	(1)

Paul Herendeen	—	—	16,355	(1)	386,766	(1)

W. Carl Reichel	—	—	31,181	(1)(2)	611,083	(1)(2)

Anthony D. Bruno	—	—	31,181	(1)(2)	611,083	(1)(2)

Mahdi B. Fawzi	—	—	8,880	(3)	143,625	(3)

(1)	Each of Messrs. Boissonneault, Herendeen, Reichel and Bruno were granted (i) time-vesting restricted shares on January 20, 2009 that vest in four equal annual installments on January 20th of each of the following four years, (ii) time-vesting restricted shares on January 29, 2010 that vest in four equal annual installments on January 29th of each of the following four years and (iii) time-vesting restricted shares on February 17, 2011 that vest in four equal annual installments on February 17th of each of the following four years. For each of Messrs. Boissonneault, Herendeen, Reichel and Bruno, the following shares vested during 2011: (x) 36,118, 10,613, 10,613 and 10,613 shares, respectively, vested on January 20, 2011 and (y) 21,955, 5,742, 5,742 and 5,742 shares, respectively, vested on January 29, 2011. The aggregate value realized by each of Messrs. Boissonneault, Herendeen, Reichel and Bruno with respect to such vestings was calculated by multiplying the number of shares vesting on January 20, 2011 and January 29, 2011 by the closing market price of the ordinary shares on such dates of $23.75 and $23.46, respectively.

(2)	In addition to the vestings described in footnote (1) above, upon the respective departures from the Company of Messrs. Reichel and Bruno on December 31, 2011, an aggregate of 14,826 of each such officer’s unvested time-vesting restricted shares vested. The aggregate value realized by each of Messrs. Reichel and Bruno with respect to such vesting was calculated by multiplying the number of shares vesting on December 31, 2011 by the closing market price of the ordinary shares as of such date of $15.13.

(3)	Mr. Fawzi was granted (i) time-vesting restricted shares on October 20, 2009 that vest in four equal annual installments on October 20th of each of the following four years and (ii) time-vesting restricted shares on February 17, 2011 that vest in four equal annual installments on February 17th of each of the following four years. For Mr. Fawzi, the following shares vested during 2011: (x) 6,575 shares vested on October 20, 2011, and (y) upon Mr. Fawzi’s departure from the Company on December 31, 2011, 2,305 of his then-unvested time-vesting restricted shares vested. The aggregate value realized by Mr. Fawzi with respect to such vestings was calculated by multiplying the number of shares vesting on October 20, 2011 and December 31, 2011 by the closing market price of the ordinary shares as of such dates of $16.54 and $15.13, respectively.

Pension Benefits

None of the Named Executive Officers participated in defined benefit pension plans in 2011.

Nonqualified Deferred Compensation Plans

None of the Named Executive Officers participated in nonqualified defined contribution or deferred compensation plans in 2011.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 with respect to ordinary shares of the Company that may be issued under its existing Equity Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders
Warner Chilcott Equity Incentive Plan(1)	7,008,184	(2)	$13.13	(3)	10,256,932	(4)
Equity Compensation Plans Not Approved by Security Holders	—		—		—

(1)	For a description of certain provisions of the Warner Chilcott Equity Incentive Plan, please refer to “Note 14” to the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2011, included in the Company’s Annual Report.

(2)	Includes shares to be issued upon the vesting of restricted share units.

(3)	Does not take into account outstanding restricted share units, each of which entitles the holder to receive one ordinary share upon vesting without the payment of any exercise price. In addition, pursuant to the terms of the Equity Incentive Plan and the applicable Share Option Award Agreement, the exercise price of each outstanding option was reduced by $7.75 following the payment by the Company of the Special Dividend on September 8, 2010.

(4)	As a result of the payment by the Company of the Special Dividend, the Compensation Committee approved an adjustment, pursuant to the terms of the Equity Incentive Plan, to the number of shares available for issuance. The adjustment increased the number of shares available for issuance under the Equity Incentive Plan by 3,057,392 shares, effective March 2011.

Compensation Risk Management

The Company, with the assistance of an independent compensation consultant, Towers Watson & Co., has reviewed the Company’s compensation policies and practices and determined that those policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. For each employee group, the Company reviewed the Company’s compensation philosophy, the design and structure of incentives, the performance measurement process and related corporate governance practices. In conducting this review, the Company considered various features of its compensation policies and practices that discourage excessive or unnecessary risk-taking, including, but not limited to, the following:

•

effective balance in: (i) cash and equity pay mix, including cash-based performance incentives, equity-based performance incentives and time-vested equity awards, (ii) short- and longer-term performance focus, including both financial metrics and the achievement of longer-term strategic objectives, and (iii) financial and non-financial performance measurement together with senior management and board discretion to manage pay appropriately;

•	equity grant guidelines and Compensation Committee oversight of the Company’s compensation policies and practices;

•	a performance feedback process which mitigates against rewarding performance that is the result of inappropriate risk-taking; and

•	an equity vesting horizon that supports long-term orientation and focus.

Potential Payments and Benefits Upon a Termination of Employment or a Change of Control

The following summary sets forth a description of the material terms of each contract, agreement, plan or arrangement in effect as of December 31, 2011 that provides for payments to the Company’s Named Executive Officers upon a termination of employment as of such date. As noted elsewhere in this Proxy Statement, effective December 31, 2011, Messrs. Reichel, Bruno and Fawzi resigned from the Company as contemplated by their respective Amended and Restated Agreements. As a result, under their Amended and Restated Agreements, each such Named Executive Officer received a payment equal to two times the sum of such officer’s base salary in effect at the time of termination and the cash bonus paid for the immediately preceding calendar year to such officer. Payment will be made over the twenty-four-month period following termination. In addition to such payments, upon their respective departures from the Company on December 31, 2011, each such officer also became entitled to certain continued health and welfare benefits for a period of up to 24 months following termination and certain equity awards outstanding as of December 31, 2011 vested. More specifically, (i) for each of Messrs. Reichel and Bruno, 14,826 time-vesting restricted shares and 37,765 options to purchase shares vested and for Mr. Fawzi, 2,305 time-vesting restricted shares and 5,532 options to purchase shares vested and (ii) for each of Messrs. Reichel, Bruno and Fawzi, 2,485, 2,485 and 2,237 performance-vesting restricted shares, respectively, remained outstanding and eligible to vest, subject to achievement of the 2011 annual performance target. All other unvested restricted ordinary shares and options were forfeited.

Accrued Compensation and Benefits

Upon any termination of employment as of December 31, 2011, each Named Executive Officer was entitled to receive earned but unpaid salary, his balance under the Company’s 401(k) Plan, his vested equity awards and any other accrued benefits under the Company’s benefit plans.

Additional Termination Benefits

Death. In the case of death, each of the following Named Executive Officer’s spouse and dependents was entitled to the following payments under such Named Executive Officer’s employment agreement: (i) Mr. Herendeen’s spouse and dependents were entitled to a payment equal to one times his base salary in effect at the time of death and (ii) each of Messrs. Reichel, Bruno and Fawzi’s spouse and dependents were entitled to a payment equal to two times the sum of such officer’s base salary in effect at the time of termination and the cash bonus paid for the immediately preceding calendar year to such officer. In addition, the spouse and dependents of each of Messrs. Boissonneault and Herendeen were entitled to continued health and welfare benefits for a twelve-month period, and the spouse and dependents of each of Messrs. Reichel, Bruno and Fawzi were entitled to continued health and welfare benefits for a 24-month period.

Under each Named Executive Officer’s equity award agreements with respect to equity outstanding as of December 31, 2011 and granted in 2009 or 2010, in the event of death as of December 31, 2011, between zero and 75% (depending on the next vesting date of the applicable award) of his non-vested outstanding options and restricted ordinary shares that were scheduled to vest on such vesting date would vest. With respect to equity granted in 2011, in the event of death as of December 31, 2011, (i) for time-vesting restricted shares and options, 50% of the shares or options, as applicable, that were otherwise eligible to vest on the next vesting date of the applicable award would vest and (ii) for performance-vesting restricted shares, up to 50% of the shares that were otherwise eligible to vest with respect to the 2011 performance period would vest, subject to achievement of the 2011 annual performance target. Each such Named Executive Officer’s spouse or dependents would have one year following the Named Executive Officer’s death to exercise any vested options. All other unvested restricted ordinary shares and options would be forfeited.

Disability; Termination Without Cause or for Good Reason. Under their respective employment agreements, in the case of a termination of employment (i) of any Named Executive Officer by reason of disability or by the Company without cause or (ii) by Messrs. Boissonneault or Herendeen for good reason, such Named Executive Officer was entitled to a payment equal to two times the sum of such officer’s base salary in effect at the time of termination and the cash bonus paid for the immediately preceding calendar year to such officer. Payment would be made over the twenty-four-month period following termination. Mr. Boissonneault was also entitled to certain continued health and welfare benefits for a period of twelve months following termination.

Under each Named Executive Officer’s equity award agreements with respect to equity outstanding as of December 31, 2011 and granted in 2009 or 2010, in the event of a termination of employment by reason of disability, by the Company without cause or by the officer for good reason as of December 31, 2011, between zero and 75% (depending on the next vesting date of the applicable award) of his non-vested outstanding options and restricted ordinary shares that were scheduled to vest on such vesting date would vest. With respect to equity granted in 2011, in the event of any of the foregoing as of December 31, 2011, (i) for time-vesting restricted shares and options, 50% of the shares or options, as applicable, that were otherwise eligible to vest on the next vesting date of the applicable award would vest and (ii) for performance-vesting restricted shares, up to 50% of the shares that were otherwise eligible to vest with respect to the 2011 performance period would vest, subject to achievement of the 2011 annual performance target. Each such Named Executive Officer would have sixty business days (or one year in the case of disability) following termination to exercise such vested options. All other unvested restricted ordinary shares and options would be forfeited.

For Cause Termination. None of the Named Executive Officers were entitled to any additional payments or benefits in the event the Company terminated his employment for cause.

Voluntary Termination/Termination by Officer. Neither Mr. Boissonneault nor Mr. Herendeen were entitled to any additional payments or benefits in the event of a voluntary termination or a retirement (except as described with respect to a termination for good reason). For Messrs. Reichel, Bruno and Fawzi, see above.

Termination Without Cause or for Good Reason Following a Change of Control. In the case of a termination of employment (i) of any Named Executive Officer by the Company without cause or (ii) by Messrs. Boissonneault or Herendeen for good reason, in connection with, or during the two-year period following, a change of control, under the employment agreements with the Named Executive Officers, each such Named Executive Officer was entitled to the same payment benefits as described under “Disability; Termination Without Cause or for Good Reason” above, except that the payments would be made in a lump sum within ten days of such Named Executive Officer’s last day of employment. If any payment received by a Named Executive Officer in connection with a change of control was subject to an excise tax, the Company would provide the officer with a related tax gross-up payment. For awards granted prior to June 2010, upon a change of control, irrespective of whether or not there was also a termination of employment, each Named Executive Officer’s unvested option and restricted ordinary share awards would vest, provided that such option awards would only vest if the fair market value of the underlying ordinary shares exceeded the exercise price of the awards. Awards granted after June 2010, such as those granted to the Named Executive Officers in February 2011, would not automatically vest upon a change in control of the Company, but instead would vest only in the event of certain qualifying terminations of employment within one year after a change in control.

Notwithstanding the foregoing, the timing of certain payments described above would be delayed for six months in compliance with applicable tax rules and in accordance with each Named Executive Officer’s respective employment agreement.

Restrictive Covenants

As of December 31, 2011, the employment agreements with each of Messrs. Boissonneault and Herendeen contained covenants not to compete, or solicit customers or employees for (i) twenty-four months if such officer’s employment was terminated owing to disability, by the Company without cause or by such officer for good reason; (ii) six months if such officer resigned without good reason or retired (which would increase to twelve months if the Company elected to pay such officer an amount equal to one times base salary, plus the bonus in the year immediately preceding the termination); and (iii) six months in the case of termination for cause. The Amended and Restated Agreements with Messrs. Reichel, Bruno and Fawzi contained (x) covenants not to compete and solicit customers until December 31, 2011, for Mr. Reichel, and for a period of twenty-four months following the date of termination, for Messrs. Bruno and Fawzi, and (y) a covenant not to solicit employees for a period of twenty-four months following the date of termination pursuant to the terms set forth therein.

Definitions

As of December 31, 2011, each Named Executive Officer’s employment agreement contained the following definition of “cause”:

The agreements defined “cause” to mean (i) the officer’s conviction of any felony (other than a violation of a motor vehicle or moving violation law) or conviction of a misdemeanor if such misdemeanor involves moral turpitude; or (ii) the officer’s voluntary engagement in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of funds in the course of the officer’s employment; or (iii) the willful refusal (following written notice) to carry out specific directions of the board of directors; or (iv) the commission of any act of gross negligence or intentional misconduct in the performance or non-performance of the officer’s duties as an employee; or (v) any material breach of any material provision of such officer’s agreement.

Each of Messrs. Boissonneault’s and Herendeen’s employment agreement also contained the following definition of “good reason”:

The agreements defined “good reason” to mean (i) the assignment, subject to certain exceptions, to the officer of duties materially inconsistent with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; (ii) any failure, subject to certain exceptions, by the Company to pay base salary, bonus or other compensation to which the officer is contractually entitled; (iii) requiring the officer to relocate to another office or location; (iv) any termination by the Company of the officer’s employment other than for cause or as a result of such officer’s disability or death; or (v) any failure to obtain an express assumption of such officer’s employment or severance agreement by a successor.

Estimate of Incremental Potential Payments

The following tables set forth estimates of the payments and benefits each Named Executive Officer was entitled to receive from the Company upon a termination of employment on December 31, 2011. As discussed above, effective December 31, 2011, Messrs. Reichel, Bruno and Fawzi resigned from the Company as contemplated by their respective Amended and Restated Agreements. As a result of such departures, each of Messrs. Reichel, Bruno and Fawzi became entitled to the amounts shown in the column entitled “Termination by Officer” in their respective tables below.

The closing price of the Company’s stock as of such date was $15.13 per share. The amounts included in respect of equity awards granted in 2009 and 2010 following a change in control would be payable whether or not the executive officer’s employment was terminated. In accordance with SEC rules, the potential payments were determined under the terms of the Company’s contracts, agreements, plans and arrangements as in effect on December 31, 2011. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a Named Executive Officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event. The footnotes referenced in each table are presented after the last table.

Roger M. Boissonneault—Chief Executive Officer, President and Director

	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination Without Cause or for Good Reason ($)	Termination Without Cause or for Good Reason After Change of Control ($)
Cash Payments(1)	—	4,265,000	—	—	4,265,000	4,265,000
Restricted Ordinary Shares(2)	881,292	881,292	—	—	881,292	3,868,287
Options(3)	685,014	685,014	—	—	685,014	1,826,703
Welfare Benefit Continuation(4)	11,637	12,427	—	—	13,726	13,726
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$1,577,943	$5,843,733	$—	$—	$5,845,032	$9,973,716

Paul Herendeen—Executive Vice President and Chief Financial Officer

	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination Without Cause or for Good Reason ($)	Termination Without Cause or for Good Reason After Change of Control ($)
Cash Payments(1)	498,739	1,794,494	—	—	1,794,494	1,794,494
Restricted Ordinary Shares(2)	261,931	261,931	—	—	261,931	1,192,592
Options(3)	201,246	201,246	—	—	201,246	536,656
Welfare Benefit Continuation(4)	16,007	—	—	—	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$977,923	$2,257,671	$—	$—	$2,257,671	$3,523,742

W. Carl Reichel—President, Pharmaceuticals

	Death ($)	Disability ($)	For Cause ($)	Termination by Officer ($)	Termination Without Cause ($)	Termination Without Cause After Change of Control ($)
Cash Payments(1)	1,794,494	1,794,494	—	1,794,494	1,794,494	1,794,494
Restricted Ordinary Shares(2)	261,931	261,931	—	261,915	261,931	1,192,592
Options(3)	201,246	201,246	—	201,246	201,246	536,656
Welfare Benefit Continuation(4)	48,020	—	—	47,796	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$2,305,691	$2,257,671	$—	$2,305,451	$2,257,671	$3,523,742

Anthony D. Bruno—Executive Vice President, Corporate Development

	Death ($)	Disability ($)	For Cause ($)	Termination by Officer ($)	Termination Without Cause ($)	Termination Without Cause After Change of Control ($)
Cash Payments(1)	1,794,494	1,794,494	—	1,794,494	1,794,494	1,794,494
Restricted Ordinary Shares(2)	261,931	261,931	—	261,915	261,931	1,192,592
Options(3)	201,246	201,246	—	201,246	201,246	536,656
Welfare Benefit Continuation(4)	48,020	—	—	47,796	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$2,305,691	$2,257,671	$—	$2,305,451	$2,257,671	$3,523,742

Mahdi B. Fawzi—President, Research and Development

	Death ($)	Disability ($)	For Cause ($)	Termination by Officer ($)	Termination Without Cause ($)	Termination Without Cause After Change of Control ($)
Cash Payments(1)	1,850,000	1,850,000	—	1,850,000	1,850,000	1,850,000
Restricted Ordinary Shares(2)	68,721	68,721	—	68,721	68,721	748,784
Options(3)	—	—	—	—	—	—
Welfare Benefit Continuation(4)	34,910	—	—	34,690	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	884,605

Total Value of Incremental Benefits	$1,953,631	$1,918,721	$—	$1,953,411	$1,918,721	$3,483,389

(1)	Includes the annual cash incentive for 2010 paid in 2011 under the Management Incentive Plan. Does not include optional payments to extend the non-competition and non-solicitation period in the event of a voluntary termination under the employment agreements of Messrs. Boissonneault and Herendeen or the 2011 annual cash incentives payable to each Named Executive Officer under the Management Incentive Plan included in the “Non-Equity Incentive Compensation” column of the “Summary Compensation Table.” For Messrs. Reichel, Bruno and Fawzi, amounts shown under the column entitled “Termination by Officer” represent cash payments payable to such Named Executive Officers pursuant to their respective Amended and Restated Agreements as a result of their departures from the Company on December 31, 2011.

(2)	Amounts shown under the columns entitled “Death,” “Disability,” “Termination Without Cause or for Good Reason” and, in the case of Messrs. Reichel, Bruno and Fawzi only, “Termination Without Cause,” include the number of unvested restricted ordinary shares that would vest following such termination, assuming, with respect to performance-vesting restricted shares, that the 2011 annual performance target was achieved, times the fair market value as of December 31, 2011 ($15.13). All unvested restricted ordinary shares not vesting as a result of such termination would be forfeited. Amounts shown under the column entitled “Termination Without Cause or for Good Reason After Change of Control” and, in the case of Messrs. Reichel, Bruno and Fawzi only, “Termination Without Cause After Change of Control,” include the number of unvested restricted ordinary shares that would vest at the time of such termination, times the fair market value as of December 31, 2011 ($15.13). For Messrs. Reichel, Bruno and Fawzi, amounts shown under the column entitled “Termination by Officer” include the number of unvested restricted ordinary shares that vested as a result of their departures from the Company on December 31, 2011, assuming, with respect to performance-vesting restricted shares, that the 2011 annual performance target was achieved, times the fair market value as of December 31, 2011 ($15.13). All unvested restricted ordinary shares not vesting as a result of such termination were forfeited. Amounts shown do not include the amount of any accrued dividend equivalent amounts payable upon the vesting of certain restricted ordinary shares, including with respect to Messrs. Reichel and Bruno, payments of $104,253 based upon the vesting of certain restricted ordinary shares as a result of the Company’s 2010 Special Dividend payable upon their respective departures from the Company on December 31, 2011.

(3)	Amounts shown under the columns entitled “Death,” “Disability,” “Termination Without Cause or for Good Reason” and, in the case of Messrs. Reichel, Bruno and Fawzi only, “Termination Without Cause,” represent the exercise value of the number of unvested options that would vest following such termination, calculated by multiplying the number of ordinary shares underlying such options by an amount equal to the fair market value as of December 31, 2011 ($15.13), less the exercise price. All unvested options not vesting as a result of such termination would be forfeited. Amounts shown under the column entitled “Termination Without Cause or for Good Reason After Change of Control” and, in the case of Messrs. Reichel, Bruno and Fawzi only, “Termination Without Cause After Change of Control,” represent the exercise value of the number of unvested options that would vest following such termination, calculated by multiplying the number of ordinary shares underlying such options by an amount equal to the fair market value as of December 31, 2011 ($15.13), less the exercise price. For Messrs. Reichel, Bruno and Fawzi, amounts shown under the column entitled “Termination by Officer” represent the exercise value of the number of unvested options that vested as a result of their departures from the Company on December 31, 2011, calculated by multiplying the number of ordinary shares underlying such options by an amount equal to the fair market value as of December 31, 2011 ($15.13), less the exercise price. All unvested options not vesting as a result of such termination were forfeited.

(4)	Represents the estimated cost to the Company of continuing health and welfare benefits for the Named Executive Officers.

(5)	This calculation has been performed only for disclosure purposes. Payments in the event of an actual change of control may differ based on factors such as the transaction price, the timing of employment termination and payments, the methodology for valuing options, changes in compensation, and reasonable compensation analyses. The Company did not attribute any value to non-competition covenants or take the position that any part of the value of the performance-vesting restricted shares was reasonable compensation for services prior to the change of control. Based on these assumptions, none of the Named Executive Officers except for Mr. Fawzi would be entitled to a gross-up payment for the period presented.

RELATED PERSON TRANSACTIONS

Transactions between the Company and the Sponsors and their Affiliates

On January 18, 2005, Warner Chilcott Limited, Warner Chilcott Holdings Company II, Limited and Warner Chilcott Holdings Company III, Limited, and certain of their respective shareholders (“Shareholders”), including the Sponsors, entered into a shareholders agreement (the “Sponsor Shareholders Agreement”), which was subsequently amended and restated on March 31, 2005. The Company became a party to the Sponsor Shareholders Agreement as of August 20, 2009 in the place of Warner Chilcott Limited, and the provisions of the Sponsor Shareholders Agreement that were previously operative as to Warner Chilcott Limited are now operative as to the Company.

The Sponsor Shareholders Agreement included customary terms regarding the election of members of our board of directors, matters requiring the consent of a specified majority of Shareholders, share transfer restrictions, rights of first offer, tag-along rights, drag-along rights and certain preemptive rights.

The Sponsor Shareholders Agreement also provided for (i) customary demand registration rights following the six-month anniversary of the Company’s initial public offering (“IPO”), which require the Company to effect registration of the Registrable Securities (as defined in the Sponsor Shareholders Agreement) upon written request from Sponsors holding more than 10% of the then-outstanding Registrable Securities, (ii) customary piggy-back registration rights and (iii) shelf demand registration rights at any time after the twelve-month anniversary of the Company’s IPO if the Company becomes eligible to use a registration statement on Form S-3. On November 5, 2009, the Company received a demand registration notice from the Sponsors. On November 25, 2009, the Sponsors, certain other institutional shareholders and members of the Company’s management team sold 23,000,000 ordinary shares in a registered public offering. On March 4, 2011, the Company received a second demand registration notice from the Sponsors. On March 16, 2011, the Sponsors and members of the Company’s management team sold 25,000,000 ordinary shares in a registered public offering. In connection with the offering, the selling shareholders also granted the underwriters a 30-day option to purchase up to an additional 3,750,000 shares. On March 25, 2011, the underwriters partially exercised their overallotment option, and as a result, the Sponsors and members of the Company’s management team sold an additional 1,461,462 ordinary shares on March 30, 2011. As of April 6, 2012, the Company has not received any additional demand registration request from the Sponsors.

In addition, under the Sponsor Shareholders Agreement, each of the Company, Warner Chilcott Limited, Warner Chilcott Holdings Company II, Limited and Warner Chilcott Holdings Company III, Limited agreed to indemnify the Shareholders with respect to the Sponsor Shareholders Agreement, including with respect to registrations made pursuant to the above-mentioned registration rights, and transactions to which any of the Warner Chilcott entities is a party or any other circumstances with respect to any of the Warner Chilcott entities, or the operations of or services provided by any of the Shareholders to any of the Warner Chilcott entities from time to time.

The Sponsor Shareholders Agreement terminated upon the occurrence of the Company’s IPO in September of 2006, except with respect to registration rights, certain share transfer restrictions, indemnification and certain other provisions.

Transactions with Management

Warner Chilcott Limited, Warner Chilcott Holdings Company II, Limited, Warner Chilcott Holdings Company III, Limited, the Sponsors and all of the Named Executive Officers (other than Mr. Fawzi) entered into a Management Shareholders Agreement dated as of March 28, 2005. As of August 20, 2009, the Company became a party to the Management Shareholders Agreement in the place of Warner Chilcott Limited, and the provisions of the Management Shareholders Agreement that were operative as to Warner Chilcott Limited are now operative as to the Company.

The agreement, which has terms substantially similar to the Sponsor Shareholders Agreement, (i) includes restrictions on the transfer of the shares of the Company and Warner Chilcott Holdings Company II, Limited held by the Named Executive Officers (other than Mr. Fawzi) and their permitted transferees, and (ii) grants various rights to such Named Executive Officers, including piggyback registration rights.

Transactions with Others

During 2011, Roger Boissonneault’s daughter, Amber Boissonneault, was employed with the Company as a regional sales director. Ms. Boissonneault received aggregate compensation, inclusive of her base salary, bonus and Company contribution under the Company’s 401(k) Savings Plan, of $197,148 for her employment in the year ended December 31, 2011.

On March 17, 2011, the Company’s subsidiaries, Warner Chilcott Holdings Company III, Limited, WC Luxco S.à r.l., Warner Chilcott Corporation and Warner Chilcott Company, LLC, entered into a new credit agreement with a syndicate of lenders, Bank of America, N.A., as administrative agent, and J.P. Morgan Securities LLC (“JPMorgan”), as syndication agent and senior lead arranger, in order to refinance the Company’s prior senior secured credit facilities. JPMorgan received customary arrangement and other fees in connection with the refinancing. Affiliates of JPMorgan beneficially own more than 5% of the Company’s ordinary shares.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee currently consists of Mr. Bloem, Mr. Fitzgerald, Dr. King and Mr. O’Sullivan. Mr. Bloem is the chairman of the Audit Committee and qualifies as an audit committee “financial expert” under the rules of the SEC. The Audit Committee has the responsibilities and authority described in the Company’s Audit Committee Charter, which has been approved by the board of directors. A copy of the Audit Committee Charter is available on the Company’s website at www.wcrx.com under “Investor Relations” and “Corporate Governance.” The board of directors has determined that each of the members of the Audit Committee meets the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and that at least one member qualifies as an audit committee “financial expert” under the rules of the SEC. In addition, the board of directors has determined that each member of the Audit Committee meets the criteria for independence established by NASDAQ.

The Audit Committee has: (i) reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2011 with management and the Company’s independent auditors, PricewaterhouseCoopers LLP, a registered public accounting firm; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as modified or supplemented; (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence; and (iv) discussed with PricewaterhouseCoopers LLP the firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC and the board of directors approved such inclusion.

The Company strives to engage the most effective (in terms of cost, qualifications and ability to meet the Company’s timing requirements) provider of services on each project that requires external assistance and believes that this practice is in the best interests of the Company. During the two prior fiscal years, in addition to its audit and audit-related work, PricewaterhouseCoopers LLP was engaged to provide certain permitted non-audit services more fully described elsewhere in this Proxy Statement, including (i) in 2010, services in respect of the integration of PGP, and (ii) in 2011, services in connection with the restructuring of the Company’s Western European operations following the loss of exclusivity for ACTONEL in Western Europe. Prior to the engagement of PricewaterhouseCoopers LLP with respect to each of such non-audit services, the Audit Committee discussed the engagement with management and considered whether the provision of such non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. Following such discussions and review, the Audit Committee concurred with management’s determination that PricewaterhouseCoopers LLP would be the most effective provider of such services and that the engagement of PricewaterhouseCoopers LLP was therefore in the best interests of the Company. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the appointment, which will be voted on by the Company’s shareholders at the Annual Meeting, of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company.

Respectfully submitted by the Audit Committee,

James H. Bloem, Chairman

Liam M. Fitzgerald

John A. King, Ph.D.

Patrick J. O’Sullivan

INDEPENDENT AUDITORS

The Audit Committee of the board of directors has selected the firm of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2012. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company began operations on January 5, 2005.

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees paid to PricewaterhouseCoopers LLP for audit services rendered in connection with the Company’s consolidated financial statements and reports for the years ended December 31, 2011 and December 31, 2010, and for other services rendered during the years ended December 31, 2011 and December 31, 2010 on behalf of the Company and its subsidiaries:

	Year Ended December 31, 2011	Year Ended December 31, 2010
Audit Fees	$6,861,000	$7,356,000
Audit-Related Fees	282,000	2,700,600
Tax Fees	523,918	1,227,696
All Other Fees	3,631,000	4,897,000

Total Fees	$11,297,918	$16,181,296

Audit Fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. For the year ended December 31, 2011, audit-related fees consisted primarily of fees billed for services in connection with the restructuring of the Company’s Western European operations following the loss of exclusivity for ACTONEL in Western Europe. For the year ended December 31, 2010, audit-related fees consisted primarily of fees billed for services in connection with the integration of PGP.

Tax Fees: Consists of fees billed for tax compliance/preparation and other tax services. Tax compliance/preparation services consist of professional services related to international tax compliance and assistance with domestic and international tax return preparation. Other tax services typically consist of fees billed for other miscellaneous tax consulting services. For the year ended December 31, 2011, other tax services consisted primarily of fees billed for consulting services rendered in connection with certain intercompany transactions. For the year ended December 31, 2010, other tax services consisted primarily of fees billed for tax valuation and consulting services rendered in connection with the integration of PGP.

All Other Fees: For the year ended December 31, 2011, all other fees consisted primarily of fees billed for services in connection with the restructuring of the Company’s Western European operations following the loss of exclusivity for ACTONEL in Western Europe. For the year ended December 31, 2010, all other fees consisted primarily of fees billed for services rendered in connection with the integration of PGP.

Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Although the Audit Committee is permitted to delegate pre-approval authority to one or more Audit Committee members in accordance with its written charter, the Audit Committee did not exercise such authority with respect to any of the fees paid in 2011 or 2010. All of the fees paid in 2011 and 2010 in the above table were approved by the Audit Committee in conformity with its pre-approval process.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers and beneficial owners of more than 10% of the Company’s ordinary shares (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares of the Company. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the year ended December 31, 2011, the Company believes that all required persons complied with all Section 16(a) filing requirements.

SHAREHOLDERS’ PROPOSALS

Shareholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy card when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to the 2013 Annual General Meeting of Shareholders (the “2013 Annual Meeting”), your proposals must be sent to Warner Chilcott Public Limited Company at 1 Grand Canal Square, Docklands, Dublin 2, Ireland, Attention: Company Secretary, not less than 120 days prior to the anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the 2012 Annual Meeting. Therefore, the deadline is expected to be December 7, 2012 for the 2013 Annual Meeting. However, if the date of the 2013 Annual Meeting changes by more than 30 days from the anniversary of the 2012 Annual Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of any change in this deadline in a quarterly report on Form 10-Q or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

Shareholder Proposals and Nominations for Directors to Be Presented at Meetings. If you desire to bring a matter before an annual general meeting outside the process of Rule 14a-8, you may do so by following the procedures set forth in the Company’s articles of association. The Company’s articles of association establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement or shareholder recommendations for nominees, to be brought before an annual general meeting of shareholders. In accordance with our articles of association, in order to be properly brought before the 2013 Annual General Meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to Warner Chilcott Public Limited Company at 1 Grand Canal Square, Docklands, Dublin 2, Ireland, Attention: Company Secretary, not less than 120 days nor more than 150 days prior to the anniversary date of the notice convening the Company’s 2012 Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. The Company’s articles of association require that shareholder recommendations for nominees to the board of directors must include the name of the nominee or nominees, a statement of the qualifications of the nominee and a consent signed by the nominee evidencing a willingness to serve as a director, if elected. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal or nomination to be eligible for inclusion in the Company’s

2013 proxy statement. Therefore, to be presented at the Company’s 2013 Annual Meeting, such a proposal or nomination must be received by the Company on or after November 7, 2012, but no later than December 7, 2012.

EXPENSES AND SOLICITATION

The cost of solicitation will be borne by the Company, and in addition to directly soliciting shareholders by mail, the Company may request brokers, dealers, banks, trustees or other nominees to solicit their customers who have ordinary shares of the Company registered in the name of the nominee and, if so, will reimburse such brokers, dealers, banks, trustees or other nominees for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail or telephone following the original solicitation. The Company may also, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies.

HOUSEHOLDING

Our Annual Report, including our audited financial statements for the year ended December 31, 2011, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of such documents to any shareholder who contacts the Company at (973) 442-3200 or sends a written request to Warner Chilcott Public Limited Company, c/o Warner Chilcott Corporation, 100 Enterprise Drive, Rockaway, New Jersey 07866, Attention: Investor Relations. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Warner Chilcott Public Limited Company, c/o Warner Chilcott Corporation, 100 Enterprise Drive, Rockaway, New Jersey 07866, Attention: Investor Relations.

OTHER BUSINESS

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Even if you are a holder of record who plans to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are not deemed to be incorporated by reference in this Proxy Statement. Statements contained in this Proxy Statement as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit to the Annual Report, reference is made to the copy of such contract or other document filed as an exhibit to the Annual Report, each statement being qualified in all respects by such reference. A copy of the Annual Report, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. We also maintain an Internet site at www.wcrx.com. We make available on our Internet website free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as practicable after we electronically file such reports with the SEC. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Proxy Statement.

UPON WRITTEN REQUEST TO WARNER CHILCOTT PUBLIC LIMITED COMPANY, C/O WARNER CHILCOTT CORPORATION, 100 ENTERPRISE DRIVE, ROCKAWAY, NEW JERSEY 07866, ATTN: INVESTOR RELATIONS, THE COMPANY WILL MAIL WITHOUT CHARGE A COPY OF (i) THE IRISH STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND (ii) THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2011, INCLUDING THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. THE COMPANY’S IRISH STATUTORY ACCOUNTS AND ANNUAL REPORT ON FORM 10-K ARE ALSO AVAILABLE AT WWW.PROXYVOTE.COM.

Important Notice Regarding the Availability of Proxy Materials for the

Annual General Meeting To Be Held on May 8, 2012

The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this Proxy Statement, the Company has chosen to follow the SEC’s full set delivery option, and therefore, although we are posting this Proxy Statement online, we are also mailing a full set of our proxy materials to the Company’s shareholders. The proxy materials, including this Proxy Statement, are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Izumi Hara

Senior Vice President, General Counsel and Secretary

Dated: April 6, 2012

Dublin, Ireland

WARNER CHILCOTT PUBLIC LIMITED COMPANY 1 GRAND CANAL SQUARE, DOCKLANDS DUBLIN 2, IRELAND	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2012. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41233-P21785	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WARNER CHILCOTT PUBLIC LIMITED COMPANY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1A, 1B, 1C, 1D, 2 AND 3.
Annual General Meeting

Vote on Directors					Vote to approve the appointment of PricewaterhouseCoopers LLP
1.	Election of Class III Directors 1A) James H. Bloem	For ☐	Against ☐	Abstain ☐	2.

To approve the appointment of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company for the fiscal year ending December 31, 2012, and to authorize the Board of Directors to determine the auditors’ remuneration.

							For ☐	Against ☐	Abstain ☐
	1B) Roger M. Boissonneault	☐	☐	☐
	1C) John A. King, Ph.D.	☐	☐	☐	Vote to approve executive compensation
	1D) Patrick J. O’Sullivan	☐	☐	☐	3.	To approve, on an advisory basis, executive compensation.	☐	☐	☐
Vote on other matters
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting.

To change the address on your account, please check the box at the right and indicate your new address in the space provided on the reverse side where indicated. Please note that changes to the registered names on the account may not be submitted via this method.

☐
Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this Proxy will be voted “FOR” Proposals 1A, 1B, 1C and 1D, “FOR” Proposal 2 and “FOR” Proposal 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS

OF WARNER CHILCOTT PUBLIC LIMITED COMPANY

MAY 8, 2012

If voting by mail, please date, sign and mail this proxy card in the postage-paid, return-addressed envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice, Proxy Statement, Annual Report, Irish Statutory Accounts and other proxy materials are available at www.proxyvote.com

i            Please detach along perforated line and mail in the envelope provided.            i

M41234-P21785

PROXY WARNER CHILCOTT PUBLIC LIMITED COMPANY

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 8, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger M. Boissonneault, Izumi Hara and Paul Herendeen, and any of them, each with full power of substitution, as proxies to represent and vote as designated on the reverse side, all the ordinary shares of Warner Chilcott Public Limited Company held of record by the undersigned on March 12, 2012, at the Annual General Meeting of Shareholders to be held at 8:00 a.m. (local time) at The K Club, Straffan, County Kildare, Ireland on Tuesday, May 8, 2012, or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side)